FIRST AMENDED AND RESTATED
                      --------------------------
                           CREDIT AGREEMENT
                           ----------------


          This FIRST AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of October 30, 1996, among TRACINDA CORPORATION, a Nevada corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as Letter of Credit Issuing Bank and Administrative Agent for the Banks.

                               RECITALS

          A. The Company and Bank of America National Trust and Savings Association entered into that certain Credit Agreement entered into as of June 27, 1991, as amended by a First Amendment dated as of May 12, 1992, a Second Amendment dated as of October 1, 1992, a Third Amendment dated as of December 17, 1992, a Fourth Amendment dated as of February 3, 1993, a Fifth Amendment dated as of August 2, 1993, a Sixth Amendment dated as of June 22, 1994, a Seventh Amendment dated as of August 26, 1994, an Eighth Amendment dated as of April 5, 1995, a Ninth Amendment dated as of June 21, 1995, a Tenth Amendment dated as of September 22, 1995, an Eleventh Amendment dated as of February 15, 1996, a Twelfth Amendment dated as of July 10, 1996, and a Thirteenth Amendment dated as of August 5, 1996 (as so amended, the "Existing Agreement"). The obligations of the Company under the Existing Agreement are secured by the collateral, as defined therein.

          B. By this Agreement, the Company, the Administrative Agent and the Banks desire to amend and restate the Existing Agreement on the terms and conditions set forth herein. The Company's obligations under the Existing Agreement will continue to be secured by the Collateral under this Agreement.


          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                               SECTION 1

                              DEFINITIONS

          1.01. Certain Defined Terms. The following terms have the following meanings:

          "Administrative Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 10.10.

          "Administrative Agent-Related Persons" means BofA and any successor agent arising under Section 10.10 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Administrative Agent's Payment Office" means the address for payments set forth on Schedule 11.02 or such other address as the Administrative Agent may from time to time specify.

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

          "Aggregate Cost" means, with respect to Margin Stock, as of the date of determination, the total cost of Margin Stock on the books of the Company, determined (in the case of purchases and sales of the same Margin Stock) on a specific cost identification basis.

          "Aggregate Market Value" means:

          (a) with respect to MGM stock, so long as MGM is not a publicly traded company, the lower of (i) the principal amount originally expended by the Company in acquiring such investment and
(ii) the Company's book value of such investment;

          (b) with respect to all shares of other stock (including MGM if and when it becomes a publicly traded company), the sum of the market values (as computed below) of such stock, with the market value of any such security being computed as the number of shares of such stock times the closing price per share of such stock on the trading day immediately preceding the date of determination, the closing price being the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if shares of such issue or class are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares are listed or admitted to trading, or if the shares are not so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ; and

          (c) with respect to other Eligible Investments, the principal amount originally expended by the Company in acquiring such investment.

          "Agreement" means this Credit Agreement.

          "Arranger" means BA Securities, Inc., a Delaware corporation.

          "Assignee" has the meaning specified in Section 11.08(a).

          "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

          "Bank" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include BofA, including in its capacity as Issuing Bank; for purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

          "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss.101, et seq.).

          "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

          Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Loan, or an L/C Advance, that bears interest based on the Base Rate.

          "BofA" means Bank of America National Trust and Savings
Association, a national banking association.

          "Borrowing Base" means, as of the date of any determination, an amount equal to the sum of, without duplication:

               (a) 50% of the Aggregate Market Value of all Designated Stock owned by the Company at such time; and

               (b) 50% of the Aggregate Market Value of all other
Eligible Investments owned by the Company at such time.

          "Borrowing Base and Compliance Certificate" means a certificate substantially in the form attached hereto as Exhibit C.

          "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Banks under Section 2, and, other than in the case of Base Rate Loans, having the same Interest Period.

          "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

          "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

          "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Banks, as additional collateral for the L/C Obligations, cash or deposit account balances in an amount equal to the Effective Amount of the applicable L/C Obligations pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning. The Company hereby grants the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at BofA.

          "Closing Date" means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all Banks.

          "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

          "Collateral" has the meaning given such term in the Collateral Documents collectively.

          "Collateral Documents" means, collectively, (i) the Pledge Agreement, and all other security agreements, assignments and other similar agreements between the Company or any Subsidiary and or in favor of the Administrative Agent on behalf of itself and the Banks, now or hereafter delivered to the Banks or the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Company or any Subsidiary as debtor in favor of the Banks or the Administrative Agent for the benefit of the Administrative Agent and the Banks, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

          "Commitment", as to each Bank, has the meaning specified in
Section 2.01.

          "Control Stock" means common stock issued by a U.S. corporation which stock is publicly traded in the U.S. and listed on a national securities exchange in the U.S. and of which the Company directly or indirectly owns or controls the power to vote 10% or more of the aggregate outstanding voting common shares of such issuer.

          "Control Stock Acquisition" means the acquisition of the Control Stock of a Person.

          "Controlled Group" means the Company and all Persons
(whether or not incorporated) under common control or treated as a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code.

          "Conversion/Continuation Date" means any date on which, under Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

          "Credit Extension" means and includes (a) the making of any Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

          "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Designated Stock" means all Chrysler Corporation common stock, MGM Grand common stock, all MGM stock and any other stock designated by the Banks pursuant to Section 7.13, in each case now owned or hereafter acquired by the Company.

          "Disposition" means the sale or other disposition of any stock or any Subsidiary.

          "Dollars", "dollars" and "$" each mean lawful money of the United States.

          "Effective Amount" means (i) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

          "Eligible Assignee" means (a) another Bank; (b), with respect to any Bank, a Subsidiary of such Bank, a Subsidiary of a Person of which such Bank is a Subsidiary, or a Person of which such Bank is a Subsidiary, in each case having a combined capital and surplus of at least $100,000,000; (c) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (d) any insurance company engaged in the business of writing insurance which
(i) has a net worth of $200,000,000 or more, (ii) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (iii) is operationally and procedurally able to meet the obligations of a Bank to the same degree as a commercial bank, and (e) any other financial institution (including a mutual fund or other fund) having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (ii) and (iii) of clause (d) above; provided that each Eligible Assignee must (a) either (i) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (ii) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, (b) act through a branch, agency or funding office located in the United States of America, and (c) be exempt from withholding of tax on interest.

          "Eligible Investments" means:

               (a) direct obligations of the United States government or any agency thereof, or obligations guaranteed by the United States government or any agency thereof, and which mature within one year from the date of acquisition thereof or within such longer period as the Majority Banks may expressly agree from time to time;

               (b) certificates of deposit, bankers acceptances or time deposits of Bank, in each case having a final maturity of one year or less, or with such longer maturity as the Majority Banks may expressly agree from time to time;

               (c) certificates of deposit, bankers' acceptances or time deposits, in each case having a final maturity of one year or less (or such longer maturity as the Majority Banks may expressly agree from time to time) of any other commercial bank having total combined capital and surplus in excess of $500,000,000 and whose long-term debt obligations (or the long-term debt obligations of its parent holding company) have a rating of at least A by Standard & Poors Ratings Group or A2 by Moody's Investors Service, Inc., or their respective successors; and

               (d) prime commercial paper maturing or redeemable at the option of the holder thereof within six months of the acquisition thereof and having a rating of at least Al or Pi by Standard & Poors Ratings Group or Moody's Investors Service, Inc.;

               (e) all Designated Stock;

               (f) all Control Stock; and

               (g) all Non-Control Stock.

          "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

          "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and
(o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
(f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

          "Event of Default" means any event specified in Section
9.01, provided that any requirement for the giving of notice or the lapse of time or both or the happening of any other condition has been satisfied.

          "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

          "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

          "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

          "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (excluding net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Honor Date" has the meaning specified in Section 3.03(b).

          "Hostile Acquisition" means a Control Stock Acquisition that has not been approved by the Board of Directors (or other equivalent governing body) of such Person.

          "Indemnified Liabilities" has the meaning specified in
Section 11.05.

          "Indemnified Person" has the meaning specified in Section
11.05.

          "Insolvency Proceeding" means, with respect to any Person,
(a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the 10th day of each January, April, July, and October next following the last day of each calendar quarter, on the Maturity Date and on any earlier date as such Base Rate Loan will be due and payable (whether by mandatory prepayment, acceleration or otherwise).

          "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

          (i) if any interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period shall extend beyond the Maturity
     Date.

          "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

          "Issuance Date" has the meaning specified in Section
3.01(a).

          "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

          "Issuing Bank" means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under Section 10.01(b) or Section
10.10.

          "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

          "L/C Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Application" means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Loans under Section 3.03(b).

          "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under
Section 3, in an aggregate amount not to exceed on any date the amount of $50,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.04; provided that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

          "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

          "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

          "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on
Schedule 11.02, or such other office or offices as such Bank may from time to time notify the Company and the Administrative Agent.

          "Letters of Credit" means any letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuing Bank pursuant to Section 3.

          "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

          "Loan" has the meaning specified in Section 2.01, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan).

          "Loan Documents" means this Agreement, any Notes, the Collateral Documents, the L/C-Related Documents, and all other documents delivered to the Administrative Agent or any Bank in connection herewith.

          "Majority Banks" means at any time (a) Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 66-2/3% of the Commitments, and (b) for so long as there is more than one Bank party to this First Amended and Restated Credit Agreement, at least two of such Banks.

          "Margin Regulations" means Regulations G, T, U and X issued by the Board of Governors of the FRB, or any successor regulations regulating purchase or carrying of securities pursuant to Section 7 of the Securities Exchange Act of 1934, or any successor law.

          "Margin Stock" means a security included within the definition of "margin stock" in the Margin Regulations.

          "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Company; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or
(c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Company of any Loan Document, or
(ii) the perfection or priority of any Lien granted under any of the Collateral Documents.

          "Maturity Date" means the earlier of (a) June 30, 1999; and
(b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

          "MGM" means P & F Acquisition Corp. a Delaware corporation.

          "MGM Grand" means MGM Grand, Inc., a Delaware corporation.

          "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "Net Cash Proceeds" means the gross cash proceeds received by the Company upon any Disposition, net of actual and reasonable commissions, costs of sale and taxes related thereto.

          "Non-Control Stock" means common stock issued by a U.S. corporation which stock is publicly traded in the U.S. and listed on a national securities exchange in the U.S. and of which the Company directly or indirectly owns or controls the power to vote less than 10% of the aggregate outstanding voting common shares of such issuer.

          "Non-Purpose Credit" means any Credit Extension which is not a Purpose Credit.

          "Note" means a promissory note executed by the Company in favor of a Bank pursuant to Section 2.02(b), in substantially the form of Exhibit E.

          "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

          "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

          "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "Offshore Rate" means, for each Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum at which dollar deposits in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman, B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market upon request of such banks at approximately 11:00 a.m. (New York City time) on the second Business Day prior to the commencement of such Interest Period.

          "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

          "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

          "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Participant" has the meaning specified in Section 11.08(d).

          "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

          "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Pledge Agreement" means a Pledge Agreement substantially in the form of Exhibit D hereto, as it may from time to time be amended, restated, supplemented or otherwise modified, which shall be used to grant to the Administrative Agent on behalf of itself and the Banks a security interest in any Designated Stock.

          "Pledged Borrowing Base" means (a) the Aggregate Market Value of Eligible Investments in the custody of the Administrative Agent and in which the Administrative Agent on behalf of itself and the Banks has a first-priority perfected security interest MULTIPLIED BY (b) the percentages set forth in the definition of "Borrowing Base".

          "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

          "Purpose Credit" has the meaning set forth for such term in Regulation U.

          "Reportable Event" means, any of the events set forth in
Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Regulation U" means Regulation U referred to in the definition of "Margin Regulations."

          "Responsible Officer" means the chief executive officer, the president or the secretary-treasurer of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

          "Representative Amount" means an amount that is representative for a single transaction in the relevant market at the relevant time.

          "Rule 144" means Rule 144 under the Securities Act of 1933, as amended.

          "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          "Subsidiaries" means those business associations (other than MGM and MGM Grand) of which the Company or its Subsidiaries own more than 50% of the outstanding common stock.

          "Tangible Net Worth" means the total assets of the Company (exclusive of goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and premium, deferred charges and other like intangibles) less all liabilities (including accrued and deferred income taxes and subordinated liabilities); provided, however, that in computing Tangible Net Worth for purposes of Sections 7.07 and 8.07 as of any date, the value of all Eligible Investments shall be the Aggregate Market Value as of such date.

          "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office.

          "Type" has the meaning specified in the definition of "Loan."

          "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "United States" and "U.S." each means the United States of America.

          1.02. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

               (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

               (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                    (ii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

               (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

               (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

               (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Administrative Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

               (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in their preparation.

          1.03 Accounting Priciples. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

               (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                               SECTION 2

                              THE CREDITS
                              -----------

          2.01 The Revolving Credit. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Loan") from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.01 (such amount as the same may be reduced under Section 2.05 or 2.07 or as a result of one or more assignments under Section 11.08, each Bank's "Commitment"); provided, however, that, after giving effect to any Credit Extension:

               (a) the Effective Amount of all Credit Extensions shall not at any time exceed the lesser of (i) the combined Commitments and
(ii) the Borrowing Base;

               (b) if the Effective Amount of all Credit Extensions would be $50,000,000 or more, the Effective Amount of all Credit
Extensions shall not exceed the Pledged Borrowing Base;

               (c) the Effective Amount of L/C Obligations shall not any time exceed the L/C Commitment; and

               (d) the Effective Amount of all Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C
Obligations shall not at any time exceed such Bank's Commitment.

Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.06 and reborrow under this Section 2.01.

          2.02 Loan Accounts. (a) The Loans made by each Bank and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Administrative Agent, the Issuing Bank and each Bank shall be rebuttable presumptive evidence of the amount of the Loans made by the Banks to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

               (b) Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be rebuttable presumptive evidence of the amount of Loans made by such Bank; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

          2.03 Procedure for Borrowing.

               (a) Notice of Borrowing and Borrowing Base and Compliance Certificate. Each Borrowing of Loans shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing, together with the related Borrowing Base and Compliance Certificate (which notice must be received by the Administrative Agent prior to 11:00 a.m. (San Francisco time), subject to Sections 2.03(b) and (c), (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying: (A) the amount of the Borrowing, which, in the case of Offshore Rate Loans, shall be in an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof and, in the case of Base Rate Loans, shall be in an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof; (B) the requested Borrowing Date, which shall be a Business Day; (C) the Type of Loans comprising the Borrowing; and (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months. The Administrative Agent will promptly notify each Bank of its receipt of any Notice of Borrowing, together with the related Borrowing Base and Compliance Certificate, and of the amount of such Bank's Pro Rata Share of that Borrowing.

               (b) Hostile Acquisitions or Control Stock Acquisitions. If the proceeds of any Credit Extension are to be used in whole or in part in connection with a Hostile Acquisition or a Control Stock Acquisition, the related Notice of Borrowing or L/C Application and Borrowing Base and Compliance Certificate must be received by the Administrative Agent not less than 10 Business Days prior to the earlier of (i) the public announcement of such acquisition and (ii) the proposed Credit Extension date. Such Notice of Borrowing or L/C Application shall specify, in addition to the information set forth above in Section 2.03(a) or 3.02(a), the name and address of the Person, the assets or equity of which is being acquired by the Company.

          Any Bank determining in good faith that such Credit Extension constitutes a conflict of interest for such Bank, shall so notify the Administrative Agent (who shall notify the Company) not later than five Business Days before the proposed Credit Extension Date. If the proceeds of any Credit Extension are to be used in whole or in part in connection with a Hostile Acquisition, all Banks must consent to such Credit Extension. If the proceeds of any Credit Extension are to be used in whole or in part in connection with a Control Stock Acquisition, the Majority Banks must consent to such Credit Extension. If any Bank fails to so notify the Administrative Agent, it shall be deemed to have not consented to such Credit Extension. As a condition to approving any such Credit Extension, the Majority Banks may, in their sole discretion (and whether or not there is any conflict of interest) designate the equity interest to be acquired thereby as "Designated Stock" in accordance with Section 7.13.

          The Company agrees that, in the case of any acquisition of assets or equity by the Company, whether or not notice must be given to the Administrative Agent pursuant to this Section 2.03(b), no Bank nor the Administrative Agent shall, under any circumstances have any duty to the Company to disclose to the Company any information concerning the financial condition, operations or intentions of the Person whose assets or equity the Company intends to acquire that may be available to such Bank or the Administrative Agent.

               (c) Credit Extensions Requiring Collateral. If the Company is requesting a Credit Extension requiring Collateral pursuant to Section 2.07(b) or additional Collateral pursuant to Section 2.07(c), the related Notice of Borrowing or L/C Application and Borrowing Base and Compliance Certificate with respect to such Credit Extension must be received by the Administrative Agent not less than four Business Days prior to the proposed Credit Extension Date, and the Company must comply with such sections prior to such Credit Extension being made available to the Company.

               (d) Making Funds Available. Subject to Sections 2.03(b) and (c), each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Company by the Administrative Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

               (e) Limitation on Interest Periods. After giving effect to any Borrowing, unless the Administrative Agent shall otherwise consent, there may not be more than four different Interest Periods in effect.

          2.04 Conversion and Continuation Elections. (a) The Company may, upon irrevocable written notice to the Administrative Agent in accordance with Section 2.04(b), elect, as of any Business Day, to (i) convert any Base Rate Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Offshore Rate Loans; (ii) convert any Offshore Rate Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Base Rate Loans; or (iii) continue any Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof); provided, however, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into Offshore Rate Loans shall terminate.

               (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 11:00 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying: (A) the proposed Conversion/ Continuation Date; (B) the aggregate amount of Loans to be converted or continued; (C) the Type of Loans resulting from the proposed conversion or continuation; and (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

               (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to timely select a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

               (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

               (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

               (f) After giving effect to any conversion or continuation of Loans, unless the Administrative Agent shall otherwise consent, there may not be more than four different Interest Periods in effect.

          2.05 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than 10 Business Days prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans and Cash Collateralizations made on the effective date thereof, (a) the Effective Amount of all Credit Extensions would exceed the combined Commitments as so reduced, or (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. If and to the extent specified by the Company in the notice to the Administrative Agent, some or all of the reduction in the combined Commitments shall be applied to reduce the L/C Commitment. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

          2.06 Optional Prepayments. The Company may, at any time or from time to time, upon irrevocable notice to the Administrative Agent given not less than (a) four Business Days, in the case of a prepayment of Offshore Rate Loans, and (b) one Business Day, in the case of a prepayment of Base Rate Loans, ratably prepay Loans in whole or in part, in minimum amounts of $1,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest on all Offshore Rate Loans to each such date on the amount prepaid and any amounts required pursuant to
Section 4.04.

          2.07 Mandatory Prepayments; Mandatory Commitment Reductions; Collateral Requirements.

               (a) Credit Extensions in Excess of Borrowing Base. If, on any date, the Effective Amount of all Credit Extensions exceeds, or after giving effect to any proposed Credit Extension would exceed, the Borrowing Base, the Company shall prepay the Loans and/or Cash Collateralize the L/C Obligations in an amount equal to such excess.

               (b) Credit Extensions of $50,000,000 or More. If, on any date, the Effective Amount of all Credit Extensions exceeds, or after giving effect to any proposed Credit Extension would be, $50,000,000 or more, the Company shall grant to the Administrative Agent a first priority security interest in all Designated Stock owned by the Company.

               (c) Credit Extensions Exceeding Pledged Borrowing Base. If, on any date, the Effective Amount of all Credit Extensions exceeds, or after giving effect to any proposed Credit Extension would be, (i) $50,000,000 or more AND (ii) in excess of the Pledged Borrowing Base, the Company also shall grant to the Administrative Agent a first priority security interest in sufficient Eligible Investments in addition to Designated Stock to cure such deficiency, in the following order:

                    (A) first, a first priority security interest in all Eligible Investments owned by the Company other than Control Stock and Non-Control Stock (and the Company shall move custody of such Eligible Investments to the custody of the Administrative Agent to the extent necessary to give effect to provisions hereof);

                    (B) second, a first priority security interest in all Non-Control Stock; and

                    (C) finally, a first priority security interest in all Control Stock.

               (d) Commitment Reduction Upon Dispositions. The Commitments shall automatically reduce by the amount of any Net Cash Proceeds received by the Company from any Disposition (other than a sale of MGM preferred stock having a face value not exceeding $100,000,000 to Seven Network Limited pursuant to an agreement with Seven Network Limited to acquire such stock), concurrently with its receipt of such Net Cash Proceeds as follows:

                    (i) Upon any such Disposition, the Company shall promptly notify the Administrative Agent of the amount of the Net Cash Proceeds thereof and shall provide the Administrative Agent with all relevant computations and backup information concerning commissions, costs of sale, and related taxes. The Administrative Agent shall promptly deliver such information to each Bank. The Company shall thereupon prepay outstanding Loans and/or Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Effective Amount of all Credit Extensions exceeds the combined Commitments as so reduced, rounded downwards to the nearest $1,000,000. Prepayments of Loans shall be applied first to interest then to principal.

                    (ii) Upon any such Disposition consisting of any Margin Stock, the Company shall (A) simultaneously provide to the Administrative Agent (who shall promptly provide such information to each Bank) such documentation and information requested by the Administrative Agent or any Bank in order for the Administrative Agent and such Bank to make the determinations required by Section 2.15 after giving effect to such Disposition, and (B), if necessary in the judgment of the Administrative Agent and the Banks, make any additional prepayment of the Loans and/or Cash Collateralization of L/C Obligations in such amount as may be necessary so that the Effective Amount of the Purpose Credit outstanding does not exceed the amount permitted by the Margin Regulations.

               (e) Commitment Reduction Upon Disability of Kirk
Kerkorian. Upon the disability (other than a physical disability) of Kirk Kerkorian, or if Kirk Kerkorian is no longer active in the management of the Company for any reason:

                    (i) the Commitments shall automatically and immediately be reduced to the sum of (A) the Effective Amount of all Credit Extensions on such date, and (B) an amount equal to amounts payable by the Company under written binding commitments in effect as of such date, as documented to the satisfaction of the Majority Banks; and

                    (ii) the Commitments shall no longer be revolving, and thereafter the Commitments shall subsequently be reduced from time to time by the amount of any prepayments or repayments of the Loans.

               (f) Compliance with Margin Regulations. If the Banks determine in good faith that for any reason the Effective Amount of Credit Extensions needs to be reduced in order to comply with the Margin Regulations, the Company shall prepay outstanding Loans and/or Cash Collateralize the L/C Obligations in an amount equal to the amount specified by Administrative Agent at the direction of the Banks in order to so comply with the Margin Regulations.

               (g) Funding Losses. All prepayments of Offshore Rate Loans hereunder shall be accompanied by accrued interest to each such date on the amount prepaid and any amounts required pursuant to
Section 4.04.

               (h) Pledging Collateral. When required to pledge Collateral pursuant to Section 2.07(b) or (c), the Company shall promptly deliver to the Administrative Agent (i) one or more duly executed Collateral Documents (or amendments to existing Collateral Documents) in form and substance satisfactory to the Administrative Agent relating to type of Collateral being hypothecated in order to obtain a first priority perfected security interest in the Collateral and/or (ii) if an equity security is being pledged, a correctly completed questionnaire, together with any additional information, if and as reasonably requested by any Bank from time to time in order to determine the applicability of Rule 144, the Margin Regulations or any other rule or regulation governing the issuance, transfer or hypothecation of such securities.

          2.08 Repayment. The Company shall repay on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

          2.09 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate plus 1-1/4% per annum or the Base Rate, as the case may be.

               (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Banks.

               (c) Notwithstanding Section (a) of this Section, during the continuation of any Event of Default, the Company shall pay interest (after as well as before judgment to the extent permitted by law) on the principal amount of all Loans outstanding, at a rate per annum which is determined by increasing the interest rate otherwise payable by adding thereto the rate of 1-1/2% per annum. Interest shall also be paid on the amount of any interest, fees or commissions not paid when due at a rate per annum equal to the Base Rate increased as provided above.

               (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

          2.10 Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent, equal to 3/8 of 1 percent per annum. For purposes of calculating utilization under this Section, the Commitments shall be deemed used to the extent of the Effective Amount of Credit Extensions then outstanding. Such commitment fee shall accrue from the Closing Date to the Maturity Date and shall be due and payable quarterly in arrears on each Interest Payment Date for Base Rate Loans through the Maturity Date, with the final payment to be made on the Maturity Date; provided that, in connection with any reduction or termination of Commitments under Section 2.05 or Section 2.07, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination on the portion reduced, with the following quarterly payment being adjusted accordingly. The commitment fees provided in this Section shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Section 4 are not met.

          2.11 Computation of Fees and Interest. (a) All computations of fees, commissions and interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other interest shall be computed on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

               (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Banks in the absence of error.

          2.12 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

               (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

               (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

          2.13 Payments by the Banks to the Administrative Agent. (a) Unless the Administrative Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this Section (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

               (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

          2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

          2.15 Compliance with the Margin Regulations

               (a) Treatment of Credit Extensions for Purposes of the Margin Regulations. To the extent necessary to comply with the Margin Regulations, each Bank shall treat Credit Extensions as two types of Credit Extensions: Purpose Credit and Non-Purpose Credit, as follows:

                    (i) The Effective Amount of the Purpose Credit shall be an amount equal to (A) the Effective Amount of all Purpose Credit (or such lesser amount as may be agreed to by the Administrative Agent, all Banks and the Company to satisfy the requirements of the Margin Regulations) less (B) all payments and prepayments applied thereto in accordance with Section 2.15(e).

                    (ii) The Effective Amount of the Non-Purpose
          Credit shall be an amount equal to the Effective Amount of all Non-Purpose Credit less all payments and prepayments applied thereto in accordance with Section 2.15(e).

               (b) Allocation of Benefits of Security: Margin Stock. To the extent necessary to comply with the Margin Regulations, the benefits of (i) the provisions of Sections 2.07, 7.12, 7.13, 8.01, 8.02, 8.03, 8.04 and 8.05, to the extent that such provisions relate to Margin Stock owned by the Company or the proceeds thereof, and (ii) any Collateral Documents shall be allocated first to the benefit and security of the payment of Credit Extensions constituting the Purpose Credit and of all other amounts payable by the Company under this Agreement in connection with such Purpose Credit (the "Purpose Credit Amounts"), and only after the payment in full of the Purpose Credit Amounts, to the benefit and security of the payment of Credit Extensions constituting Non-Purpose Credit and of all other amounts payable by the Company under this Agreement in connection with such Non-Purpose Credit (the "Non-Purpose Credit Amounts").

               (c) Allocation of Benefits of Security: Assets Other Than Margin Stock. To the extent necessary to comply with the Margin Regulations, the benefits of the provisions of Sections 2.07, 7.12, 7.13, 8.01, 8.02, 8.03, 8.04 and 8.05, to the extent that such provisions relate to assets other than Margin Stock owned by the Company or the proceeds thereof, shall be allocated first to the benefit and security of the payment of the Non-Purpose Credit Amounts and, only after the payment in full of all such Non-Purpose Credit Amounts, to the benefit and security of the payment of the Purpose Credit Amounts.

               (d) Record Keeping. To the extent necessary to comply with the Margin Regulations, each Bank will mark its records to identify the Purpose Credit with the benefits and security described in Section 2.15(b) and the Non-Purpose Credit with the benefits and security described in Section 2.15(c) and, solely for the purposes of complying with the Margin Regulations, such Purpose Credit and Non-Purpose Credit shall be treated as separate Credit Extensions. If at any time the status under the Margin Regulations of any Margin Stock owned by the Company shall change to non-Margin Stock, each Bank shall mark its records to reflect a reduction in the Purpose Credit by an amount equal to the "maximum loan value" (defined and determined in accordance with Regulation U) of such Margin Stock as determined by such Bank at the time of such marking (or such lesser amount as shall be permitted by the Margin Regulations) and to reflect a corresponding increase in the Non-Purpose Credit by such amount (or such lesser amount). If at any time the status under the Margin Regulations of any non-Margin Stock owned by the Company shall change to Margin Stock, each Bank shall mark its records to reflect an increase in the Purpose Credit by an amount equal to the maximum loan value of such Margin Stock as determined by such Bank at the time of such marking (or such lesser amount as shall be permitted by the Margin Regulations) and to reflect a corresponding reduction in the amount of the Non-Purpose Credit by such amount (or such lesser amount). Each such reduction (or increase) in the Purpose Credit shall be accomplished by a proportionate reduction (or increase) in the Purpose Credit of each Bank. If there is any change in status referred to in this Section 2.15(d) which is known to the Company, the Company shall within five days of obtaining knowledge thereof give notice of such change to the Administrative Agent who will promptly notify each Bank. Upon the request of any Bank or the Administrative Agent from time to time, the Company shall furnish to such Bank (with a copy to the Administrative Agent) or the Administrative Agent such information and documentation as such Bank or the Administrative Agent may require to comply with this Section 2.15(d).

               (e) Payments and Prepayments. To the extent necessary to comply with the Margin Regulations, each payment and prepayment by the Company of any Credit Extension made with funds derived from assets, other than Margin Stock, which are referred to in Section 2.15(c) shall be applied, first, to the payment or prepayment of the Non-Purpose Credit Amounts and, second, to the payment or prepayment of the Purpose Credit Amounts. Each such payment and prepayments made with funds derived from assets consisting of Margin Stock or proceeds thereof referred to in Section 2.15(b) shall be applied, first, to the payment or prepayment of the Purpose Credit Amounts and, second, to the prepayment of the Non-Purpose Credit Amounts. Upon the request of any Bank or the Administrative Agent from time to time, the Company shall furnish to such Bank (with a copy to the Administrative Agent) or the Administrative Agent such information and documentation as such Bank or the Administrative Agent may require to comply with this
Section 2.15(e).


                               SECTION 3

                         THE LETTERS OF CREDIT
                         ---------------------

          3.01 The Letter of Credit Subfacility. (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Maturity Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with Sections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") and after giving effect to such proposed Issuance the limitations set forth in Section 2.01 would be violated. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

               (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

                    (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                    (ii) the Issuing Bank has received written notice from any Bank, the Administrative Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Section 5 is not then satisfied;

                    (iii) the expiry date of any requested Letter of Credit is (A) more than 360 days after the date of Issuance, unless the Majority Banks have approved such expiry date in writing, or (B) more than 360 days after the Maturity Date, unless all of the Banks have approved such expiry date in writing;

                    (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

                    (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

                    (vi) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

                    (vii) such Letter of Credit is in a face amount less than $1,000,000 or to be denominated in a currency other than Dollars.

          3.02 Issuance, Amendment and Renewal of Letters of Credit.
(a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Administrative Agent, who shall promptly notify the Banks) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business
Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;
(vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require. Each L/C Application shall be subject to any applicable requirements set forth in Sections 2.03(b), 2.03(c), or 2.07.

               (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Administrative Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under Section 3.01(a) as a result of the limitations set forth in Section 2.01 or Section 3.01(b)(ii); or
(B) that one or more conditions specified in Section 5 are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

               (c) From time to time while a Letter of Credit is outstanding and prior to the Maturity Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Administrative Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. Each L/C Amendment Application shall be subject to any applicable requirements set forth in Sections 2.03(b), 2.03(c) or
2.07. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit. The Administrative Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

               (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Maturity Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Administrative Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this Section 3.02(e) upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

               (e) The Issuing Bank may, at its election (or as required by the Administrative Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Maturity Date.

               (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

               (g) The Issuing Bank will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

          3.03 Risk Participations, Drawings and Reimbursements. (a) Immediately upon the Issuance of each Letter of Credit, s each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.01, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

               (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. The Company shall reimburse the Issuing Bank prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date in respect of such Letter of Credit, the Issuing Bank will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date with respect of Letter of Credit, subject to the amount of the unutilized portion of the Commitment and subject to the conditions set forth in Section 5.02. Any notice given by the Issuing Bank or the Administrative Agent pursuant to this Section 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

               (c) Each Bank shall upon any notice pursuant to Section 3.03(b) make available to the Administrative Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to Section 3.03(d)) each be deemed to have made a Loan consisting of a Base Rate Loan to the Company in that amount. If any Bank so notified fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but the failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from the obligation of promptly making available its funds under this Section 3.03 after it does receive such notice.

               (d) With respect to any unreimbursed drawing that is not converted into Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to Section 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

               (e) Each Bank's obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this
Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or
(iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Loans under this Section 3.03 is subject to the conditions set forth in Section 5.02.

          3.04 Repayment of Participations. (a) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Administrative Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Bank, in the same funds as those received by the Administrative Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Administrative Agent for the account of the Issuing Bank.

               (b) If the Administrative Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Administrative Agent for the account of the Issuing Bank pursuant to
Section 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Administrative Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Administrative Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

          3.05 Role of the Issuing Bank. (a) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

               (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

               (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          3.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                    (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                    (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                    (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                    (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                    (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                    (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

                    (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

          3.07 Cash Collateral Pledge. The Company shall immediately Cash Collateralize the L/C Obligations upon (i) the request of the Administrative Agent, (A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Maturity Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Section 2.07 or 8.12.

          3.08 Letter of Credit Fees. (a) The Company shall pay to the Administrative Agent for the account of each of the Banks a letter of credit fee with respect to the Letters of Credit equal to 3/8 of 1% per annum of the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Administrative Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Maturity Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Maturity Date (or such later expiration date).

               (b) The Company shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

          3.09 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.


                               SECTION 4

                TAXES, YIELD PROTECTION AND ILLEGALITY
                --------------------------------------

          4.01 Taxes. (a) Any and all payments by the Company to each Bank or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

               (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then: (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made; (ii) the Company shall make such deductions and withholdings;
(iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and (iv) the Company shall also pay to each such Bank or the Administrative Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield such Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

               (c) The Company agrees to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of all future i) Taxes, ii) Other Taxes, and iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield such Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Bank or the Administrative Agent makes written demand therefor.

               (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Administrative Agent.

               (e) If the Company is required to pay any amount to any Bank or the Administrative Agent pursuant to Section (b) or (c) of this Section, then such Bank shall, if not otherwise disadvantageous to such Bank in its sole judgment, use reasonable efforts (consistent with legal and regulatory restrictions) to (i) change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, and/or (ii) cooperate with the Company in instituting appropriate actions or proceedings to eliminate or reduce the amount of such Taxes, Other Taxes or Further Taxes.

          4.02 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Administrative Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

               (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

               (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Administrative Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

          4.03 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then, within 15 days after written request by any Bank (with a copy of such request to be sent to the Administrative Agent), the Company shall pay to the Administrative Agent for the account of such Bank, such additional amounts as will compensate such Bank for such increased cost or reduction but only with respect to the 90-day period immediately preceding the making of each such demand.

               (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Administrative Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase; provided, however, that the Company shall not be obligated to pay any such amount or amounts in excess of 10 basis points per annum unless the affected Bank shall have given the Company at least 30 days advance written notice (with a copy to the Administrative Agent) of its intent to seek compensation under this
Section in excess of 10 basis points per annum from the Company. A certificate of the Bank setting forth the basis for determining any additional amount or amounts necessary to compensate the Bank will be final and conclusive and binding upon all parties hereto absent error.

          4.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of: (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan; (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;
(c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06 or 2.07; (d) the prepayment (including pursuant to Section 2.06 or 2.07) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under Section 4.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Offshore Rate used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

          4.05 Inability to Determine Rates. If the Majority Banks determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to Section 2.09(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Administrative Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans, as the case may be.

          4.06 Reserves on Offshore-Rate Loans. The Company shall pay to each Bank, upon 15 days written request (with a copy to the Administrative Agent) for compensation under this provision, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank, payable on each date on which interest is payable on such Loan, but only with respect to the 90-day period immediately preceding the making of each such request. Each Bank agrees to give prompt notice to the Company (with a copy to the Administrative Agent) should said compensation no longer be requested or required. A certificate of any Bank setting forth the basis for determining any additional amount or amounts necessary to compensate such Bank will be supported by a reasonably detailed explanation of the reasons for and the amount of such cost and will be final and conclusive and binding upon all parties hereto absent error.

          4.07 Survival. The agreements and obligations of the Company in this Section 4 shall survive the payment of all other Obligations.


                               SECTION 5

                         CONDITIONS PRECEDENT

          5.01 Conditions of Initial Credit Extensions. The obligation of each Bank to make its initial Credit Extension hereunder is subject to the condition that the Administrative Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Administrative Agent and each Bank, and in sufficient copies for each Bank:

               (a) Credit Agreement and Notes. This Agreement and any Notes executed by each party thereto;

               (b) Resolutions; Incumbency.

                    (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                    (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

               (c) Organization Documents; Good Standing. Each of the following documents:

                    (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

                    (ii) a good standing certificate for the Company from the Secretary of State (or similar, applicable
          Governmental Authority) of its state of incorporation and each state where the Company is qualified to do business as a foreign corporation as of a recent date;

               (d) Form U-1. A Federal Reserve Form U-1 for each Bank dated the date hereof duly completed and executed, the statements made in which shall be such, in the opinion of the Banks, as to permit the transactions contemplated hereby in accordance with Regulation U;

               (e) Opinion of Counsel. Opinions of counsel to the Borrower in form and substance satisfactory to the Administrative
Agent and the Banks;

               (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                    (i) the representations and warranties contained in Section 6 are true and correct on and as of such date, as though made on and as of such date;

                    (ii) no Default or Event of Default exists or would result from the Credit Extension; and

                    (iii) there has occurred since December 31, 1995 no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse
          Effect; and

               (g) Other Documents. Such other approvals, opinions, documents, questionnaires or materials as the Administrative Agent or any Bank may request.

          5.02 Conditions to All Credit Extensions. The obligation of each Bank to make any Loan to be made by it (including its initial
Loan) and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

               (a) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

               (b) Borrowing Base and Compliance Certificate. The
Administrative Agent shall have received a Borrowing Base and Compliance Certificate demonstrating compliance with this Agreement before and after giving effect to the proposed Borrowing or Issuance;

               (c) Continuation of Representations and Warranties. The representations and warranties in Section 6 shall be true and correct on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

               (d) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or Issuance;

               (e) Compliance With Margin Regulations.

                    (i) Each Bank shall have determined that after giving effect to such Credit Extension (A) the good faith value of the Company's assets other than Margin Stock shall at least equal the sum of the Non-Purpose Credit, (B) such Credit Extension shall otherwise be in compliance with the Margin Regulations and (C) the procedures set forth herein relating to compliance with the Margin Regulations shall, if complied with, ensure compliance with the Margin Regulations;

                    (ii) the Administrative Agent shall have received from the Company such documentation and information (certified in a manner acceptable to such Bank by an officer of the Company) as it or any Bank may in good faith request in order for any Bank to (i) distinguish between Purpose Credits and Non-Purpose Credits and (ii) make the determinations required by clause (i) above; and

                    (iii) if the Notice of Borrowing relating to such Borrowing specifies that any portion of the proceeds thereof will be used to acquire Margin Stock, the Administrative Agent shall have received a certificate from an officer of the Company setting forth the Aggregate Cost for the Margin Stock being acquired;

               (f) Collateral Requirements. The Administrative Agent shall have received any Collateral Documents if and as are required in accordance with Section 2.07; and

               (g) Additional Evidence. The Administrative Agent shall have received such other approvals, legal opinions, certificates or other documents as it may reasonably request.

Each Notice of Borrowing and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Issuance Date, as applicable, that the conditions in this Section 5.02 are satisfied.


                               SECTION 6

                    REPRESENTATIONS AND WARRANTIES
                    ------------------------------

          The Company represents and warrants to the Administrative Agent and each Bank that:

          6.01 Corporate Existence. The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except for failures to be so qualified that would not in the aggregate have a Material Adverse Effect.

          6.02 Corporate Power; Authorization; Enforceable Obligations. The Company has the corporate power, authority and legal right to execute, deliver and perform this Agreement and all other Loan Documents, all other certificates and documents required hereunder and has taken all necessary corporate action to authorize its borrowings hereunder on the terms and conditions hereof and its execution, delivery and performance of this Agreement and all other Loan Documents, and all related certificates and documents. No consent of any other person (including, without limitation, stockholders and creditors of the Company), and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any other Loan Documents. This Agreement and each other Loan Document have been executed and delivered by a duly authorized officer of the Company, and this Agreement and the Loan Documents constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally).

          6.03 No Legal Bar to Loans. The execution, delivery and performance of this Agreement and the other Loan Documents, and the use of the proceeds of the borrowings hereunder, will not violate any provision of any existing law or regulation, of any order, judgment, award or decree of any court, arbitrator or governmental authority, of the certificate of incorporation or by-laws of, or any securities issued by the Company or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking. No approval, consent or other action by, or notice to or filing with, any Governmental Authority with regulatory authority over the Company is necessary in connection with the execution, delivery, performance or enforcement of this Agreement or any other Loan Document.

          6.04 No Material Litigation. No litigation, investigation or administrative proceeding of or before any court, arbitrator or governmental authority is pending or, to the Company's knowledge, threatened against the Company or any of its assets (a) with respect to this Agreement, any other Loan Document or any of the transactions contemplated hereby or (b) the results of which, in the opinion of the Company and its counsel are likely to have a Material Adverse Affect.

          6.05 No Default. The Company is not in default in any material respect in the payment or performance of any of its obligations or in the performance of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which it is a party or by which it or any of its assets may be bound, and no Default or Event of Default has occurred and is continuing. The Company is not in default under any order, judgment, award or decree of any court, arbitrator or governmental authority binding upon or affecting it or by which any of its assets may be bound or affected, and no such order, judgment, award or decree is likely to have a Material Adverse Effect.

          6.06 Ownership of Property; Liens. The Company has good and marketable title to or valid leasehold interests in all its property, real and personal, and none of such property is subject to any Lien of any nature whatsoever except as permitted by Section 8.01 and except for covenants, restrictions, rights, easements and minor irregularities in title which do not interfere with the occupation, use and enjoyment by the Company of property material to the operation of the Company's normal course of business as presently conducted or which do not result in a Material Adverse Effect. All Eligible Investments beneficially owned by the Company has been duly issued, fully paid and non-assessable, there are no outstanding warrants, options or securities convertible into such stock (other than MGM preferred stock being convertible into MGM common stock, and Seven Network Limited's agreement with the Company to purchase MGM preferred stock having a face value not exceeding $100,000,000), and all Eligible Investments are free and clear of all Liens.

          6.07 Taxes. Except as disclosed to the Administrative Agent and the Banks, the Company has filed or caused to be filed all tax returns that to the Company's knowledge are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it (other than those being contested in good faith by appropriate proceedings for which adequate reserves have been provided on the books of the Company), and no tax liens have been filed and, to the best of the Company's knowledge, no claims are being asserted with respect to any taxes other than those taxes that do not constitute a Material Adverse Effect.

          6.08 ERISA.

               (a) The Company has delivered to the Administrative Agent (with sufficient copies for each Bank) a written description of each Plan maintained or sponsored by the Company and each such description is true and complete in all material respects.

               (b) Each Plan maintained or sponsored by the Company is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of the Plan.

               (c) No Plan maintained or sponsored by the Company provides medical or other welfare benefits or extends coverage relating to such benefits beyond the date of a participant's termination of employment with such person, except to the extent required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant to the fullest extent permissible under such Section of the Code. The Company has complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

               (d) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan maintained or sponsored by the Company or to which the Company is obligated to contribute.

          6.09 Financial Condition. All financial statements, copies of which have heretofore been furnished to the Administrative Agent, present fairly the position of the Company as of the statement dates and the results of operations for the fiscal periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved, except as noted in said financial statements. The Company has no material contingent obligation, liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing statements (or the related notes thereto). Since the date of the financial statement dated July 31, 1996 delivered to the Administrative Agent by the Company, there has been no Material Adverse Effect, except for changes that occurred since that date in the Aggregate Market Value of securities held by the Company.

          6.10 Federal Reserve Regulations. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations G, T, U, or X of the FRB, as amended.

          6.11 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.12 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

          6.13 Collateral Documents. The provisions of each of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of itself and the Banks, a legal, valid and enforceable first priority security interest in all right, title and interest of the Company in the Collateral, and no further action is necessary in order to establish and perfect the Administrative Agent's security interest of first priority in or first lien on all Collateral, which security interest constitutes a perfected security interest in all right, title and interest of the Company in such Collateral, prior in right to any other security interests.

          6.14 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Administrative Agent or any Bank prior to the Closing
Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                               SECTION 7

                         AFFIRMATIVE COVENANTS
                         ---------------------

          So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

          7.01 Use of Proceeds of Loans. The Company will use the proceeds of the Loans made hereunder for working capital purposes of the Company, and subject to the provisions of Section 2.03(b), acquisitions of assets or equity interests in other Persons; provided, however, that no portion of the proceeds of any Loan hereunder shall be used to acquire any equity in a Person formed, incorporated or domiciled outside the U.S.

          7.02 Payment of Obligations. The Company will, and it will cause each of its Subsidiaries to, pay its obligations when due and prior to the date on which penalties attach thereto, except where such payment is contested in good faith by the Company or its Subsidiaries, or where the failure to pay such liability would not have a Material Adverse Effect.

          7.03 Notice. The Company will, and it will cause each of its Subsidiaries to, give prompt written notice to the Administrative Agent of all Events of Default under any of the terms or provisions of this Agreement, the resignation or withdrawal of Kirk Kerkorian as the Company's Chief Executive Officer or the disability of such Person, or any other matter which has resulted in, or is expected to result in, a Material Adverse Effect.

          7.04 Records. The Company will, and it will cause each of its Subsidiaries to keep and maintain full and accurate accounts and records in all material respects of its operations on an accrual basis and will permit the Administrative Agent, and its respective designated officers, employees, agents and representatives, to have access thereto and to make examination thereof at all reasonable times, to make audits, and to inspect and otherwise check its properties, real, personal and mixed.

          7.05 Information Furnished. It will, and it will cause each of its Subsidiaries to, furnish to the Administrative Agent (with sufficient copies for each Bank):

               (a) Within 15 days after the close of each fiscal quarter, its consolidated balance sheet as of the close of such quarter, its consolidated profit and loss statement for that quarter and for that portion of the fiscal year ending with such quarter, all prepared on an accrual basis, which shall include all Eligible Investments valued at the Aggregate Market Value consistent with that of the previous year, and all warranted as correct in all material respects by its Secretary-Treasurer.

               (b) Within 10 days after the issuer of any publicly-traded equity Eligible Investment files its Quarterly Reports on Form 10-Q or its Annual Reports on Form 10-K of such issuers with the Securities and Exchange Commission, copies of such reports.

               (c) Within 10 days after the close of each calendar month, a Borrowing Base and Compliance Certificate demonstrating compliance with the Borrowing Base and Sections 6.07 and 8.12 as of the date(s) indicated in such certificates.

               (d) Upon the acquisition of any securities, a certificate of a Responsible Officer of the Company describing such acquisitions, which certificate shall include such information as the Administrative Agent may request with respect thereto, including without limitation the Aggregate Market Value thereof and such other information as may be deemed necessary by the Administrative Agent or any Bank to assure compliance with the Margin Regulations.

               (e) Within 20 days of the occurrence of any such event, written notes of any of the following ERISA events affecting the Company or any member of its Controlled Group, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any member of its Controlled Group with respect to such event: (i) an ERISA Event; (ii) the adoption of any new Plan that is subject to Title IV of ERISA or
Section 412 of the Code by any member of the Controlled Group; (iii) the adoption of any amendment to a Plan that is subject to Title IV of ERISA or Section 412 of the Code, if such amendment results in a material increase in benefits or unfunded liabilities; or (iv) the commencement of contributions by any member of the Controlled Group to any Plan that is subject to Title IV of ERISA or Section 412 of the Code.

               (f) Such other information concerning its affairs as the Administrative Agent may reasonably request.

          7.06 Maintenance of Corporate Existence. The Company will, and it will cause each of its Subsidiaries to, maintain and preserve its corporate existence and all rights, permits, privileges and franchises presently existing and required in the conduct of its business (provided, however that the Company shall not be required to maintain or preserve the corporate existence of any Subsidiary), and the Company and its Subsidiaries shall not be required to maintain or preserve any such right, permit, privilege or franchise, if the loss thereof does not have a Material Adverse Effect; will conduct its business in an orderly, efficient and customary manner; and will keep and maintain all of its properties in reasonably good working order and condition, ordinary wear and tear excepted (provided, however, nothing shall prevent the Company or its Subsidiaries from discontinuing the maintenance of any such properties if such discontinuance does not have a Material Adverse Effect).

          7.07 Tangible Net Worth. The Company will at all times maintain a Tangible Net Worth of not less than $425,000,000.

          7.08 Insurance. The Company will maintain insurance with responsible insurance companies in such amounts and against such risks as is customarily carried by owners of similar businesses and property.

          7.09 Margin . The Company will take such action from time to time as shall be necessary to ensure that neither any borrowing nor any other transaction hereby shall violate or be inconsistent with any Margin Regulations.

          7.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Administrative Agent may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

          7.11 Environment Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

          7.12 Release of Collateral. If at any time after the Company has granted any security interest to the Administrative Agent pursuant to the provisions of Section 2.07(b) and the Effective Amount of all Credit Extensions is less than $50,000,000 in the aggregate, the Administrative Agent shall, upon request of the Company release all Collateral provided that (a) no Default or Event of Default has occurred and is continuing at the time of such request or release of Collateral by the Administrative Agent or (b) no Event of Default has occurred and been cured within 180 days immediately preceding such request or release of Collateral.

          7.13 Designation of Designated Stock. The Majority Banks may in their sole discretion from time to time upon notice to the Company through the Administrative Agent designate certain additional Eligible Investments which are stock as Designated Stock (including without limitation in connection with an acquisition requiring the consent of the Banks pursuant to Section 2.03(b)). Such Designated Stock must be pledged as Collateral to the Administrative Agent at any time Collateral is required in accordance with Section 2.07.

          7.14 Further Assurances. Promptly upon request by the Administrative Agent, or the Majority Banks, the Company shall (and shall cause any of its Subsidiaries to) execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or such Banks, as the case may be, may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Loan Document, (b) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (c) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and
(d) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and the Banks the rights granted or now or hereafter intended to be granted to the Administrative Agent and the Banks under any Loan Document or under any other document executed in connection therewith.


                               SECTION 8

                          NEGATIVE COVENANTS
                          ------------------

          So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

          8.01 Encumbrances and Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, assume or suffer to exist, any Liens on any or all of its property, real, personal or mixed, whether now owned or hereafter acquired (it being understood that nothing herein shall be construed as prohibiting the Company from subsequently creating Liens by the refinancing of obligations which were previously secured by Liens permitted hereunder); except:

               (a) liens for current taxes, assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which is contested in good faith by appropriate proceedings.

               (b) liens, deposits or pledges made to secure statutory obligations, surety or appeal bonds, construction or materialmen's liens relating to aircraft, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts other than for the payment of borrowed money, leases, or for purposes of like general nature in the ordinary course of its business.

               (c) liens to secure, and financing statements relating to, any indebtedness outstanding hereunder or any other indebtedness owing, or which may be owing, by the Company to the Administrative Agent or the Banks hereunder.

               (d) liens, not otherwise exempted herein, including purchase money liens, on property other than Margin Stock, which shall at any one time not exceed $5,000,000 in the aggregate.

               (e) liens existing on property (or on any shares of stock of any corporation other than on Margin Stock), at the time it is acquired provided such liens do not exceed the value of property or stock acquired.

provided, however, that notwithstanding anything else contained in this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, create, assume or suffer to exist, or enter into any agreement contemplating or permitting, any Liens on any Designated Stock.

          8.02 Indebtedness. The Company will not incur or create any indebtedness, direct or indirect, other than:

               (a) Credit Extensions hereunder;

               (b) indebtedness owing to Kirk Kerkorian in an aggregate principal amount at any one time outstanding not exceeding $20,000,000; and

               (c) other indebtedness in an aggregate principal amount not exceeding $10,000,000 at any one time outstanding.

          8.03 Liquidation or Merger. The Company will not, nor will it permit any of its Subsidiaries to, liquidate, dissolve, or enter into any consolidation, merger, partnership, joint venture or other combination, or sell, lease or dispose of its business or assets as a whole or such as in the opinion of the Majority Banks constitutes a substantial portion thereof; provided, however, that any Subsidiary may merge into, consolidate with or transfer its business to the Company or another Subsidiary.

          8.04 Loans and Guaranties. Except for the obligations of the Company with respect to the Letters of Credit and the obligations of the Company to make an additional $30,000,000 investment in MGM, the Company will not, nor will it permit any of its Subsidiaries to, make any loans or advances or become a guarantor or surety, or pledge its credit in any manner, directly or indirectly, or extend credit; provided, however, that the Company may make loans or advances, guaranty, pledge or extend credit in an amount not exceeding in the aggregate in principal amount $25,000,000.

          8.05 Disposal of Assets. The Company will not, nor will it permit any of its Subsidiaries to, dispose of any of its assets except for fair and reasonable consideration.

          8.06 Retirement of Stock. The Company will not, nor will it permit any of its Subsidiaries to, acquire or retire any shares of its capital stock except for value.

          8.07 Payment of Dividends. The Company will not, nor will it permit any of its Subsidiaries to, declare or pay any cash dividends upon its shares of stock now or hereafter outstanding except for dividends which, if they had not been declared or paid, would be undistributed personal holding company income (as defined in Section 545 of the Code). In the event such a dividend is declared or paid and at the time of such declaration or payment the Tangible Net Worth of the Company is less than $425,000,000, an equity investment must be made in the Company promptly in an amount equal to the excess of the dividend over the tax that would have otherwise been payable pursuant to Section 541 of the Code had such dividend not been paid. Nothing in this Section 8.07 shall be construed as preventing the Company from repaying to Kirk Kerkorian the indebtedness described in Section 8.02(b).

          8.08 Default Under Other Agreements or Contracts. The Company will not, nor will it permit any of its racts Subsidiaries to, commit or do any act or thing which would constitute an event of default, which would have a Material Adverse Effect under the provisions of any other (a) agreement, (b) contract, (c) indenture,
(d) document or (e) instrument executed, or which may be executed by it.

          8.09 ERISA Plans. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, (i) terminate any Plan subject to Title IV of ERISA so as to result in any material liability to the Company or any ERISA Affiliate, (ii) permit to exist any ERISA Event or any other event or condition, which presents the risk of a material liability to any member of the Controlled Group, (iii) make a complete or partial withdrawal (within the meaning of ERISA Section
4201) from any Multiemployer Plan so as to result in any material liability to the Company or any ERISA Affiliate, (iv) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material liability to any member of the Controlled Group, (v) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan or (vi) sponsor or maintain a defined benefit Plan.

          8.10 Hostile Acquisitions and Control Stock Acquisitions. Whether or not the proceeds of any Loans are to be used, the Company shall not, and shall not suffer or permit any of its Subsidiaries to, make any (a) Control Stock Acquisition without the consent of the Majority Banks or (b) Hostile Acquisition without the consent of all Banks; provided, however, that notwithstanding the foregoing, the Company shall be entitled to conduct one or more consent solicitations or proxy solicitations for representation on, or control of, the board of directors of any Person.

          8.11 Borrowing Base; Pledged Borrowing Base. The Company shall not permit at any time the Effective Amount of Credit Extensions to exceed the Borrowing Base or, if the Effective Amount of Credit Extensions is $50,000,000 or more, the Pledged Borrowing Base.

          8.12 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.


                               SECTION 9

                           EVENTS OF DEFAULT
                           -----------------

          9.01 Event of Default. Any of the following shall constitute an "Event of Default":

               (a) Non-Payment. The Company fails to pay, when and as required to be paid herein, any amount of principal of any Loan or L/C Obligation, or any interest, fee or any other amount payable hereunder or under any other Loan Document; or

               (b) Performance under Agreements. The Company, or any of its Subsidiaries, should fail to perform or observe any of the terms, provisions, covenants, conditions, agreements or obligations contained herein (other than Section 7.03, 7.07 and 8.01 through 8.08, inclusive, and Section 8.12) or, except as provided in Section 9.01(c), in any other material agreement, contract, indenture, document or instrument executed, or to be executed by it (a "material agreement") and where a Default in respect of such material agreement shall constitute a Material Adverse Effect; or

               (c) Performance under Sections Section 7.03, 7.07 and
8.01 through 8.08, inclusive, and Section 8.12. The Company, or any of its Subsidiaries, should fail to perform or observe any of the terms, provisions, covenants, conditions, agreements, or obligations contained in Section 7.03, 7.07 and 8.01 through 8.08, inclusive, and
Section 8.12, and such failure shall continue for more than five days;
or

               (d) Insolvency; Voluntary Proceedings. The Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences (or Kirk Kerkorian or any shareholder of the Company or any Subsidiary commences) any Insolvency Proceeding with respect to the Company or any Subsidiary; or (iv) takes any action (or Kirk Kerkorian or any shareholder of the Company or any Subsidiary takes any action) to effectuate or authorize any of the foregoing; or

               (e) Involunatary Proceedings. (i) Any involuntary Insolvency Proceeding (other than a proceeding commenced by Kirk Kerkorian or any shareholder of the Company or any Subsidiary, which is governed by subsection (d) above) is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 30 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

               (f) Representation and Warranties. Any representation or warranty made by the Company herein or in any certificate or financial or other statement heretofore or hereafter furnished by the Company or any of its officers to the Administrative Agent or any Bank hereunder proves to be in any material respect false or misleading as of the date made; or

               (g) Legal Processs. Any judgment, writ of execution, attachment or garnishment or any lien by legal process, or any other legal process, be issued for an amount in excess of $1,000,000 against any of the property of the Company or any of its Subsidiaries which is not discharged, paid, stayed or appealed within 60 days; or

               (h) Appropriation of Property. All, or substantially all, of the property of the Company should be condemned, seized or otherwise appropriated; or

               (i) Stock Ownership. Kirk Kerkorian should cease to own 100% of all outstanding shares of stock issued by the Company; or any shares of the Company are owned by any estate, trust, trustee, devisee, beneficiary, personal representative, heir, spouse, surviving joint tenant or other successor in interest or any assignee of any kind; or

               (j) Violation of Margin Regulations. Any violation of the Margin Regulations shall occur as a result of the transactions contemplated hereby (other than through the failure of any Bank to take any action to be taken by it pursuant to the provisions of
Section 2.15 or Section 5.02); or

               (k) Collateral. At any time when Collateral is required as set forth in Section 2.07:

                    (i) any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Company or any Subsidiary party thereto or the Company or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                    (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest.

          9.02 Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks, (a) declare the commitment of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated; (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in Section 9.01(d) or (e), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, the Issuing Bank or any Bank.

          9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                              SECTION 10

                       THE ADMINISTRATIVE AGENT
                       ------------------------

          10.01 Appointment and Authorization; "Administrative Agent".
(a) Each Bank hereby irrevocably (subject to Section 10.10) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Co-Agents shall have no rights, duties or obligations under this Agreement in their capacities as Co-Agents.

               (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Lenders to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Section 10 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Section 10, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

          10.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          10.03 Liability of Administrative Agent. None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

          10.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          10.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Section 8; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

          10.06 Credit Decision; Compliance with Margin Regulations. Each Bank acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Bank to any matter, including compliance by any Bank or this credit facility with the Margin Regulations. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws (including without limitation, the Margin Regulations) relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and to maintain compliance with the Margin Regulations. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company or the Margin Regulations which may come into the possession of any of the Administrative Agent-Related Persons.

          10.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Administrative Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

          10.08 Administrative Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent or the Issuing Bank.

          10.09 Collateral Matters

               (a) The Administrative Agent is authorized on behalf of itself and all Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

               (b) The Banks irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter;
(iv) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; (v) as provided in Section 7.12 or any Collateral Document; or
(vi) if approved, authorized or ratified in writing by the Majority Banks or all the Banks, as the case may be, as provided in Section
11.01. Upon request by the Administrative Agent at any time, the Banks will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this
Section 10.09(b).

          10.10 Successor Administrative Agent. The Administrative Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Administrative Agent at the request of the Majority Banks unless BofA shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

          10.11 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

                    (i) if such Bank claims an exemption from withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                    (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                    (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction. Each Bank represents and warrants to the Company that, as of the date it became a party to this Agreement, it was not subject to any U.S. withholding tax.

               (b) If Any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Administrative Agent will treat such Bank's IRS Form 1001 as no longer valid.

               (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

               (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by Section (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

               (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnity the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.


                              SECTION 11

                             MISCELLANEOUS
                             -------------

          11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Administrative Agent, do any of the following:

               (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.02);

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks, including mandatory prepayments (or any of them) hereunder or under any other Loan
Document;

               (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan
Document;

               (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

               (e) release any substantial part of the Collateral except as provided in Section 7.12 or any Collateral Document; or

               (f) amend this Section, or Section 2.07, 2.14, 7.12, 8.10, the definition of "Majority Banks," or any provision herein providing for consent or other action by all Banks;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

          11.02 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02, and
(ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

               (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Section 2, 3 or 10 to the Administrative Agent shall not be effective until actually received by the Administrative Agent, and notices pursuant to
Section 3 to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

               (c) Any agreement of the Administrative Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

          11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

          11.04 Costs and Expenses. The Company shall:

               (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Administrative Agent and Issuing Bank) within five Business Days after demand for all costs and expenses incurred by BofA (including in its capacity as Administrative Agent and Issuing Bank) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs except the allocated cost of internal legal services and disbursements of internal counsel incurred by BofA (including in its capacity as Administrative Agent and Issuing Bank) with respect thereto; and

               (b) pay or reimburse the Administrative Agent, the Arranger and each Bank within five Business Days after demand for all costs and expenses (including reasonable Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

          11.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Administrative Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs except the allocated cost of internal legal services and disbursements of internal counsel if no Default or Event of Default exists) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

          11.06 Payments Set Aside. To the extent that the Company makes a payment to the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred (provided that no interest shall accrue during the period such payment was held by the Administrative Agent or the Banks), and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

          11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

          11.08 Assignments, Participations, etc. (a) Any Bank may, with the consent of the Company at all times other than during the existence of an Event of Default and the Administrative Agent, which consents of the Company and the Administrative Agent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no consent of the Company or the Administrative Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank or another Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $25,000,000 for assignments to other than Affiliates; provided, however, that the Company and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of Exhibit F ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Administrative Agent a processing fee in the amount of $2,500.

               (b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

               (c) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Company shall execute and deliver to the Administrative Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

               (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment and L/C Obligations of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations,
(iii) the Company, the Issuing Bank and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to
Section 11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

               (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          11.09 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Administrative Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law;
(D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

          11.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

          11.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Administrative Agent in writing of . any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

          11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

          11.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

          11.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Administrative Agent and the Administrative Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

          11.15 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

          11.16 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          11.17 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

          11.18 Amendment and Restatement. This Agreement amends and restates the Existing Agreement, and all outstandings thereunder shall be deemed outstandings hereunder, and the security interest in the collateral granted thereunder shall be deemed to continue uninterrupted in the Collateral hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered] by their proper and duly authorized officers as of the day and year first above written.


                               TRACINDA CORPORATION


                               By:
                                  ----------------------------------
                               Title:
                                     -------------------------------


                               BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION,
                               as Administrative Agent


                               By:
                                  ----------------------------------
                                         Jon Varnell
                                       Managing Director


                               BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION, as Issuing
                                Bank and a Bank


                               By:
                                  ----------------------------------
                                           Jon Varnell
                                        Managing Director


                               COMMERZBANK AKTIENGESELLSCHAFT, LOS
                               ANGELES BRANCH, as Co-Agent and a
                               Bank


                               By:
                                  ----------------------------------
                               Title:
                                     -------------------------------

                               By:
                                  ----------------------------------
                               Title:
                                     -------------------------------


                               BANK OF SCOTLAND, as Co-Agent
                               and a Bank


                               By:
                                  ----------------------------------
                               Title:
                                     -------------------------------


                                 SCHEDULE 2.01
                                 -------------

                                  COMMITMENTS
                              AND PRO RATA SHARES



                                   Until            After          Pro
                                  1/31/98          1/31/98         Rata
         Bank                    Commitment       Commitment       Share


Bank of America National
Trust and Savings
Association                    $1,375,000,000    1,203,125,000    85.9375%


Commerzbank, A.G.                 125,000,000      109,375,000     7.8125%


Bank of Scotland                  100,000,000       87,500,000     6.2500%
                                  ===========       ==========     =======

TOTAL                          $1,600,000,000   $1,400,000,000   100.0000%


                            SCHEDULE 11.02
                            --------------


                OFFSHORE AND DOMESTIC LENDING OFFICES,
                --------------------------------------
                         ADDRESSES FOR NOTICES
                         ---------------------


COMPANY
-------

Tracinda Corporation
4835 Koval Lane
Las Vegas, NV 89109
Attention:  Anthony Mandekic
           Secretary-Treasurer
           Telephone: (702) 737-8060
           Facsimile: (702) 737-1177


BANK OF AMERICA NATIONAL TRUST
------------------------------
AND SAVINGS ASSOCIATION,
------------------------
  as Administrative Agent

NOTICES OF BORROWING, NOTICES OF CONVERSION/
CONTINUATION, COPIES OF L/C APPLICATIONS:

Agency Administrative Services #5596
1455 Market Street, 13th Floor
San Francisco, CA 94103
Attention:  Kathy Eddy
           Vice President
           Telephone:  (415) 436-
           Facsimile:  (415) 436-2700

OTHER NOTICES:

Bank of America National Trust
and Savings Association
555 South Flower Street, 11th Floor
Los Angeles, California 90071
Attention:  Janice Hammond
           Vice President
           Credit Products - Agency Services #5618
           Telephone: (213) 228-9861
           Facsimile: (213) 228-2299


BANK OF AMERICA NATIONAL TRUST
------------------------------
AND SAVINGS ASSOCIATION,
------------------------
  as Issuing Bank

Bank of America National Trust
and Savings Association
333 South Beaudry Avenue, 19th Floor
Los Angeles, California 90017
Attention:  Trade Operations Center-
           Standby Letters of Credit #22621
           Telephone: (213) 345-6630
           Facsimile: (213) 345-6694


BANK OF AMERICA NATIONAL TRUST
------------------------------
AND SAVINGS ASSOCIATION,
------------------------
  as a Bank

DOMESTIC AND OFFSHORE LENDING OFFICE:
1850 Gateway Boulevard, Fourth Floor
Concord, CA  94520

NOTICES (OTHER THAN BORROWING NOTICES AND NOTICES OF
CONVERSION/CONTINUATION):

Bank of America National Trust
and Savings Association
555 South Flower Street, 10th Floor
Los Angeles, California 90071
Attention:  Jon Varnell
           Managing Director
           Credit Products #3283
           Telephone: (213) 228-6181
           Facsimile: (213) 228-2641


COMMERZBANK AKTIENGESELLSCHAFT
------------------------------

Commerzbank Aktiengesellschaft
Los Angeles Branch
660 S. Figueroa Street, Suite 1450
Los Angeles, CA 90017
Attention:  Werner Schmidbauer
           Vice President
           Telephone:  (213) 623-8223
           Facsimile:  (213) 623-0039


BANK OF SCOTLAND
----------------

Bank of Scotland
565 5th Avenue
New York, NY 10017
Attention:  Cathy Oniffrey
            Vice President
           Telephone:  (212) 557-9460
           Facsimile: (212) 450-0870

WITH A COPY TO (OTHER THAN NOTICES RELATING TO BORROWINGS AND PAYMENTS):

Bank of Scotland
660 S. Figueroa St., Ste. 1760
Los Angeles, CA 90017
Attention:  J. Craig Wilson
            Vice President
           Telephone:  (213) 629-3057
           Facsimile:  (213) 489-3594



                                                             EXHIBIT A
                                                             ---------

                         NOTICE OF BORROWING
                         -------------------

                                 Date: __________________________, 199


To:   Bank of America National Trust
      and Savings Association, as Administrative Agent

Ladies and Gentlemen:

     The undersigned Company refers to that certain First Amended and Restated Credit Agreement dated as of October 30, 1996 among Tracinda Corporation, a Nevada corporation (the "Company"), the banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent (as extended, renewed, amended or restated from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Agreement, of the Borrowing specified below:

           1. The Business Day of the proposed Borrowing is ____________ ________________________, 19__.

           2. The aggregate amount of the proposed Borrowing is $_________________________________.

           3. The Borrowing is to be comprised of $____________ of [Base Rate] [Offshore Rate] Loans.

           4. The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be_____________months.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect and to the application of the proceeds therefrom:

           (a) the representations and warranties of the Company contained in Section 6 of the Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and

           (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing.


                               TRACINDA CORPORATION


                               By:
                                  ----------------------------------
                               Title:
                                     -------------------------------



                                                             EXHIBIT B
                                                             ---------

                  NOTICE OF CONVERSION/CONTINUATION
                  ---------------------------------

                                      Date:___________________, 199

To:   Bank of America National Trust
      and Savings Association, as Administrative Agent

Ladies and Gentlemen:

     The undersigned Company refers to that certain First Amended and Restated Credit Agreement dated as of October 30, 1996 among Tracinda Corporation, a Nevada corporation (the "Company"), the banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent (as extended, renewed, amended or restated from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

           1.   The Conversion/Continuation Date is________________, 19__.

           2. The aggregate amount of the Loans to be [converted] [continued] is $_____________________.

           3. The Loans are to be [converted into] [continued as] [Offshore Rate] [Base Rate] Loans.

           4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] (continuation] shall be months.

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion/Continuation Date Credit, before and after giving effect thereto and to the application of the proceeds therefrom:

           (a) the representations and warranties of the Company contained in Section 6 of the Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and

           (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion]
      [continuation].


                               TRACINDA CORPORATION


                               By:
                                  ----------------------------------
                               Title:
                                     -------------------------------



                                                             EXHIBIT C
                                                             ---------

              BORROWING BASE AND COMPLIANCE CERTIFICATE
              -----------------------------------------

                                      Date:_____________________, 199

To:   Bank of America National Trust
      and Savings Association, as Administrative Agent

Ladies and Gentlemen:

     The undersigned Company refers to that certain First Amended and Restated Credit Agreement dated as of October 30, 1996 among Tracinda Corporation, a Nevada corporation (the "Company"), the banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent (as extended, renewed, amended or restated from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

      The Company hereby submits this Borrowing Base and Compliance Certificate, together with the computations in Attachment No. 1 annexed hereto, which sets forth the Company's current calculations of the Borrowing Base [WHEN DELIVERED IN CONNECTION WITH A NOTICE OF BORROWING:] [as of the Business Day prior to the date of this Borrowing Base and Compliance Certificate.

      The undersigned officer, to the best of its knowledge, and Company certify that (i) the representations and warranties of Company contained in the Credit Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on as of the date hereof; (ii) no Default or Event of Default has occurred and is continuing under said Credit Agreement; (iii) Company has performed in all material respects all agreements and satisfied all conditions under the Credit Agreement provided to be performed by it on or before the date hereof; (iv) the computations set forth in Attachment No. 1 annexed hereto have been computed in good faith by Company in accordance with the terms of the Credit Agreement and, to the best of Company's knowledge, are true, accurate and complete as of the date hereof; and (v) no item of Borrowing Base Collateral included in the Borrowing Base presently fails to qualify for inclusion in such Borrowing Base pursuant to the terms and conditions of the Credit Agreement.



                     ATTACHMENT NO. 1 TO
                     -------------------
          BORROWING BASE AND COMPLIANCE CERTIFICATE
          -----------------------------------------

        The computations set forth in this Attachment No. 1 to Borrowing Base and Compliance Certificate relate to the Borrowing Base of Tracinda Corporation ("Company") as of [insert date].

                               BORROWING BASE


                                                             Borrowing
                                   Aggregate    Source of    Base
                                   Mkt. Val.    Valuation    Value
                                   ---------    ---------    -----

1. Chrysler Corp. Stock:

   Aggregate Market Value         $_________    _________

                                                        @50% $________
2. Non Control Stock:

   _____________________ _____________ ______________
   _____________________ _____________ ______________
   _____________________ _____________ ______________
   _____________________ _____________ ______________

  Sum of Values      $__________                        @50% $________

3. MGM Grand Stock:

   Aggregate Market Value $_______________ _________________

                                                        @50% $________

5. Control Stock:
   _____________________ _____________ ______________
   _____________________ _____________ ______________
   _____________________ _____________ ______________

  Sum of Values            $__________                  @50% $________

6. MGM:

   Aggregate Market Value $_________ ___________________

                                                        @50% $________

7. Other Eligible Investments:
   _____________________ _____________ ______________
   _____________________ _____________ ______________
   _____________________ _____________ ______________
   _____________________ _____________ ______________

  Sum of Values            $__________                  @50% $________

BORROWING BASE: (Sum of 1-7)                                 $________

                               CONSOLIDATED TANGIBLE NET WORTH.
                               -------------------------------

A.    Consolidated Tangible Net Worth:

  1.  Total Assets                                           $________

  2. Goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and premium, deferred
      charges and other like intangibles:                    $________

  3.  Liabilities (including accrued and
      deferred income taxes and subordinated
                 liabilities                                 $________

  4.  Line 1 less Line 2 less Line 3:                        $________
             ----        ----

  5.  Minimum requirement:                                $425,000,000



                                                             EXHIBIT D
                                                             ---------

                          FIRST AMENDED AND RESTATED
                          --------------------------
                               PLEDGE AGREEMENT
                               ----------------

           This FIRST AMENDED AND RESTATED PLEDGE AGREEMENT (this "Agreement") is entered into as of October 30, 1996 by and between TRACINDA CORPORATION, a Nevada corporation ("Company") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, in its capacity as the agent for the Secured Parties under the Credit Agreement referred to below ("Administrative Agent"), and amends and restates (a) that certain Security Agreement: Secured Party in Possession (Chrysler Corporation) dated July 21, 1995 made by the Company in favor of Bank of America National Trust and Savings Association, in its capacity as a bank ("BofA") and (b) that certain Stock Collateral Pledge Agreement dated as of July 10, 1995 made by the Company in favor of BofA (collectively, the "Existing Pledge Agreements").

                              RECITALS
                              --------

           A. Pursuant to that certain First Amended and Restated Credit Agreement dated as of even date herewith between the Company, the banks from time to time party thereto ("Banks") and the Administrative Agent (as amended, restated or supplemented or otherwise modified from time to time, the "Credit Agreement"), the Banks have agreed to extend credit facilities to the Company on the terms and conditions set forth therein. The Credit Agreement amends and restates a Credit Agreement dated as of June 27, 1991, as amended, between the Company and BofA. Unless otherwise defined herein, capitalized terms used herein are used with the same defined meanings given in the Credit Agreement.

           B. The Credit Agreement provides, as a condition precedent to the Banks' obligations to grant or continue extending credit facilities to the Company, that the Company shall enter into this Agreement, and shall pledge certain Pledged Collateral to the Administrative Agent for the benefit of the Secured Parties, all under the terms and conditions set forth in this Agreement.

           NOW, THEREFORE, in consideration of the above Recitals, to induce the Banks to enter into and extend credit to Company under the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Secured Parties hereby agree as follows:

           I. Definitions. Terms defined in the Credit Agreement and not otherwise defined in this Agreement shall have the meanings given those terms in the Credit Agreement as though set forth herein in full. The following terms shall have the meanings respectively set forth after each:

                "Certificates" means all certificates, instruments or other documents now or hereafter representing or evidencing any Pledged Securities.

                "Chrysler DTC Account" means Bank of America National Trust and Savings Association ("BofA") account at DTC (Participant no.
           2400) for further benefit of account no. 640-01239 or any successor or other BofA accounts at DTC containing shares of Chrysler Corporation capital stock.

                "DTC" means The Depository Trust Company.

                "Designated Stock" means (i) any and all Designated Stock owned by the Company listed on Exhibit A hereto; (ii) all additional shares of any Issuers of Designated Stock from time to time acquired by the Company in any manner; (iii) any and all securities now or hereafter issued in substitution, exchange or replacement therefor, or with respect thereto; and (iv) and any and all equity interests and the Certificates or other written evidences representing such equity interests and any interest of the Company in the entries on the books of any financial intermediary pertaining thereto now or hereafter acquired by the Company in any Issuer of Designated Stock.

                "Issuers" means the issuers of, or obligors on, any Pledged Collateral (individually, an "Issuer").

                "Pledged Collateral" means (i) any and all Pledged Securities; (ii) all Certificates representing or evidencing Pledged Securities; (iii) any and all securities now or hereafter issued in substitution, exchange or replacement of any of the foregoing, or with respect to any of the foregoing; (iv) any and all rights, options to purchase, sell or convert any of the foregoing; and any warrants, options, puts, calls, rights, preferences, privileges or other rights to subscribe to or acquire any of the foregoing; (v) any of the foregoing delivered to or coming into the possession (actual or constructive), custody or control of the Administrative Agent or any Affiliate of the Administrative Agent in any manner or for any purpose whatever during the existence of this Agreement, including without limitation, held in the account or accounts listed on Exhibit A attached hereto, or written evidences representing such equity interests and any interest of the Company in the entries on the books of any financial intermediary pertaining thereto, and (vi) any and all proceeds and products of any of the foregoing, and any and all collections, dividends (whether in cash, stock or otherwise), distributions, redemption payments, liquidation payments, interest or premiums with respect to any of the foregoing.

                "Pledged Securities" means (i) any and all Designated Stock;
           (ii) any and all other property of the Company now or hereafter pledged to the Administrative Agent or an Affiliate of the Administrative Agent for and on behalf of Secured Parties; (iii) all Eligible Investments; (iv) all forms of common, preferred or other capital stock; (v) all forms of bonds, notes, debentures or other evidence of indebtedness; and (vi) all forms of partnership interests, investments, joint venture interests, trust units, mutual fund shares or other evidence of shares or participations in any investment; in each case whether or not in a brokerage account, delivered to, and/or in the possession of, the Administrative Agent or an Affiliate of the Administrative Agent, or described on any attached exhibit hereto.

                "Secured Parties" means the Administrative Agent, the Administrative Agent-Related Persons, any Indemnified Person, the Banks, and each of them (individually, a "Secured Party").

           2.   Creation of Security Interest.

           2.1 Pledge of Pledged Collateral. The Company hereby pledges to the Secured Parties and each of them and grants to Secured Parties and each of them a security interest in and to all Pledged Collateral for the benefit of the Secured Parties, together with all products, proceeds, dividends, redemption payments, liquidation payments, cash, instruments and other property, and any and all rights, titles, interests, privileges, benefits and preferences appertaining or incidental to the Pledged Collateral. The security interest and pledge created by this Section 2.1 shall continue in effect so long as any Obligation is owed to any Secured Party.

           2.2 Delivery of Certain Pledged Collateral. The Company shall cause to be pledged and delivered to the Administrative Agent all Certificates and all documentary evidence of any collateral therefor along with certificates evidencing the Pledged Securities. The Company shall, upon obtaining any additional shares of any Designated Stock or any other securities constituting Pledged Securities, promptly deliver to the Administrative Agent any and all Certificates representing or evidencing the same. Additional Pledged Collateral may from time to time be delivered to the Administrative Agent by agreement between Secured Parties and the Company as Collateral hereunder, whether or not set forth on any exhibit hereto. All Certificates at any time delivered to the Administrative Agent shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall hold all Certificates pledged hereunder on behalf of Secured Parties pursuant to this Agreement unless and until released in accordance with Section 2.3.

           2.3 Release of Pledged Securities. Pledged Securities that are required to be released from the pledge and security interest created by this Agreement pursuant to the Credit Agreement shall be so released by the Administrative Agent promptly following the Administrative Agent's receipt of written request therefor by the Company specifying the basis for which release is requested and such further certificates or other documents as the Administrative Agent reasonably shall request in its discretion to confirm that such release is permitted by the Credit Agreement and to confirm Secured Parties' replacement lien, if any, on appropriate collateral. Any request for any permitted release shall be transmitted to the Administrative Agent.

           3. Security for Obligations. This Agreement and the pledge and security interests granted herein secure the prompt payment, in full in cash, and full performance of, all Obligations, whether for principal, interest, fees, expenses or otherwise, including, without limitation, all Obligations of the Company now or hereafter existing under this Agreement, and all interest that accrues on all or any part of any of the Obligations after the filing of any petition or pleading against the Company or any other Person for a proceeding under any bankruptcy or debtor relief law.

           4.   Representations and Warranties.

           4.1 Incorporation of Terms. This Agreement is one of the Loan Documents referred to in the Credit Agreement. All provisions contained in the Credit Agreement that are specifically stated to be applicable to the Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference as though set forth in full.

           4.2 Representations and Warranties of Company. The Company represents, warrants and agrees that: (i) the Pledged Collateral is duly and validly issued, fully paid and nonassessable and duly and validly pledged with the Administrative Agent in accordance with law, and the Pledgor agrees to defend the Administrative Agent's right, title and interest in and to the Pledged Collateral against the claims and demands of all persons whomsoever; (ii) it has good title to all of the Pledged Collateral, free and clear of all claims, security interests, mortgages, pledges, liens and other encumbrances of every nature whatsoever except to or in favor of the Administrative Agent and that it has the right to pledge the Pledged Collateral as herein provided; (iii) each Certificate is issued in the name of Pledgor; (iv) each Certificate has attached thereto a stock power duly signed in blank by an appropriate officer of Pledgor; (v) the security interest in the Pledged Collateral created hereby constitutes a first, prior, and indefeasible security interest with respect to such collateral; (vii) the possession by the Administrative Agent of the Certificates representing the Pledged Securities and custody of certain Chrysler Corporation stock held in the DTC Account will perfect the Secured Parties' interest therein; and (viii) it shall provide such additional endorsements, forms and writings and execute all documents and take such other action as the Administrative Agent deems necessary to create and perfect a security interest in the Pledged Collateral as the Administrative Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or the administration of the Pledged Collateral.

           5. Further Assurances. The Company agrees that at any time, and from time to time, at its own expense the Company will promptly execute, deliver and file or record all further financing statements, instruments and documents, and will take all further actions, including, without limitation, requesting MGM or MGM Grand to so execute, deliver, file or take other actions, that may be necessary or desirable, or that the Administrative Agent reasonably may request, in order to perfect and protect any pledge or security interest granted hereby or to enable the Administrative Agent to exercise and enforce Secured Parties' rights and remedies hereunder with respect to any Pledged Collateral and to preserve, protect and maintain the Pledged Collateral and the value thereof, including, without limitation, payment of all taxes, assessments and other charges imposed on or relating to the Pledged Collateral. The Company hereby consents and agrees that the Issuers of, or obligors on, the Pledged Collateral, or any registrar or transfer agent or trustee for any of the Pledged Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of the Administrative Agent to effect any transfer or exercise any right hereunder, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Company or any other Person to such Issuers or such obligors or to any such registrar or transfer agent or trustee.

           6. Voting Rights; Dividends; etc. So long as no Event of Default under the Credit Agreement occurs and remains continuing:

           6.1 Voting Rights. The Company shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement, or the other Loan Documents; provided, however, that the Company shall not exercise, or shall refrain from exercising, any such right if it would result in a Default or an Event of Default.

           6.2 Dividend and Distribution Rights. The Company shall be entitled to receive and to retain and use only those dividends or distributions paid to the Company with respect to the Pledged Securities as permitted under the terms of the Credit Agreement; provided, however, that any and all such dividends or distributions received in the form of capital stock shall be, and the Certificates representing such capital stock forthwith shall be delivered to the Administrative Agent to hold as, Pledged Collateral and shall, if received by the Company, be received in trust for the benefit of the Secured Parties, be segregated from the other property of the Company, and forthwith be delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

           7. Rights During Event of Default. When an Event of Default has occurred and is continuing:

           7.1 Voting, Dividend, and Distribution Rights. At the option of the Secured Parties, all rights of the Company to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6.1 above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 6.2 above, shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such dividends and distributions. The Administrative Agent shall give notice thereof to the Company; provided, however, that (i) neither the giving of such notice nor the receipt thereof by the Company shall be a condition to exercise of any rights of Secured Parties hereunder, and (ii) Secured Parties shall incur no liability for failing to give such notice.

           7.2 Dividends and Distributions Held in Trust. All dividends and other distributions which are received by the Company contrary to the provisions of the Credit Agreement or this Agreement shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of the Company, and forthwith shall be paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

           7.3 Irrevocable Proxy. The Company hereby revokes all previous proxies with regard to the Pledged Securities and appoints the Administrative Agent as its proxyholder to attend and vote at any and all meetings of the shareholders of the corporations which issued the Pledged Securities, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders of such corporations executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if the Company had personally attended the meetings or had personally voted its shares or had personally signed the written consents; provided, however, that the proxyholder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, and that the Administrative Agent shall have instructed the proxyholder to exercise voting rights with respect to the Pledged Securities or any of them. The Company hereby authorizes the Administrative Agent to substitute another person as the proxyholder and, upon the occurrence or during the continuance of any Event of Default, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate corporation. This proxy is coupled with an interest and is irrevocable until such time as all Obligations have been paid and performed in full.

           8. Transfers and Other Liens. The Company agrees that, except as specifically permitted under the Loan Documents, it will not (i) sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for liens in favor of Secured Parties, or (iii) take any action with respect to the Pledged Collateral which is inconsistent with the provisions or purposes of this Agreement or any other Loan Document.

           9. Secured Parties May Perform Obligations: If the Company fails to perform any Obligation contained herein, the Administrative Agent may, but without any obligation to do so and without notice to or demand upon the Company, perform the same and take such other action as Secured Parties may deem necessary or desirable to protect the Pledged Collateral or Secured Parties' security interests therein, Secured Parties being hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest and compromise any lien which in the reasonable judgment of Secured Parties appears to be prior or superior to Secured Parties' security interests, and in exercising any such powers and authority to pay necessary expense, employ counsel and pay reasonable attorneys' fees. The Company hereby jointly and severally agrees to repay immediately upon demand all sums so expended by any Secured Party, together with interest from the date of expenditure at the rates provided for in the Credit Agreement. No Secured Party shall be under any duty or obligation to
(i) preserve, maintain or protect the Pledged Collateral or any of the Company's rights or interest therein, (ii) exercise any voting rights with respect to the Pledged Collateral, whether or not an Event of Default has occurred or is continuing, or (iii) make or give any notices of default, presentments, demands for performance, notices of nonperformance or dishonor, protests, notices of protest or notice of any other nature whatsoever in connection with the Pledged Collateral on behalf of the Company or any other Person having any interest therein; and Secured Parties do not assume and shall not be obligated to perform the obligations of the Company, if any, with respect to the Pledged Collateral.

           10. Reasonable Care. The Administrative Agent shall in all events (and without restriction on the limitations on liability of the Secured Parties contained herein) be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially similar to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

           11.  Events of Default and Remedies.

           11.1 Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, the Company shall be in default hereunder and Secured Parties shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that Secured Parties may have under this Agreement and under applicable law or in equity, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any such jurisdiction, and in addition the following rights and remedies, all of which may be exercised with or without further notice to Company:

                     (a) to notify any Issuer of or obligors on any Pledged Collateral, that the same has been pledged to Secured Parties and that all dividends and other payments thereon are to be made directly and exclusively to the Administrative Agent; to renew, extend, modify, amend, accelerate, accept partial payments on, make allowances and adjustments and issue credits with respect to, release, settle, compromise, compound, collect or otherwise liquidate, on terms acceptable to the Secured Parties, in whole or in part, the Pledged Collateral and any amounts owing thereon or any guaranty or security therefor; to enter into any other agreement relating to or affecting the Pledged Collateral; and to give all consents, waivers and ratification with respect to the Pledged Collateral and exercise all other rights (including voting rights), powers and remedies and otherwise act with respect thereto as if the Administrative Agent were the owner thereof;

                     (b) to enforce payment and prosecute any action or proceeding with respect to any and all of the Pledged Collateral and take or bring, in Secured Parties' names or in the name of the Company, all steps, actions, suits or proceedings deemed by the Administrative Agent necessary or desirable to effect collection of or to realize upon the Pledged Collateral;

                     (c) in accordance with applicable law, to take possession of and operate or control the Pledged Collateral with or without judicial process;

                     (d) to endorse, in the name of the Company, all checks, notes, drafts, money orders, instruments and other evidences of payment relating to the Pledged Collateral;

                     (e) to transfer any or all of the Pledged Collateral into the name of the Administrative Agent or its nominee or nominees; and

                     (f) in accordance with applicable law, to foreclose the liens and security interests created under this Agreement or under any other agreement relating to the Pledged Collateral by any available judicial procedure or without judicial process, and to sell, assign or otherwise dispose of the Pledged Collateral or any part thereof, either at public or private sale or at any broker's board or securities exchange, in lots or in bulk, for cash, on credit or on future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to the Administrative Agent;

all at the sole option of and in the sole discretion of the Secured Parties.

                11.2 Appointment of a Receiver. Upon the occurrence and during the continuance of an Event of Default, Secured Parties also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court (and the Company hereby expressly consents upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and without regard to the adequacy of an security for the Obligations, to take possession of the Pledged Collateral or any part thereof and to exercise the proxy granted to Administrative Agent under Section 7.3. Taking possession of the Pledged Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

                11.3 Notice of Sale. The Administrative Agent shall give Company at least five (5) days' written notice of sale of all or any part of the Pledged Collateral. Any sale of the Pledged Collateral shall be held at such time or times and at such place or places as Secured Parties may determine in the exercise of their sole and absolute discretion. Secured Parties may bid (which bid may be, in whole or in part, in the form of cancellation of Obligations) for and purchase for the account of Secured Parties or any nominee of Secured Parties the whole or any part of the Pledged Collateral. Secured Parties shall not be obligated to make any sale of the Pledged Collateral if they shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. Secured Parties may, without notice or publication, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

                11.4 Public Sales. (a) In the event the Administrative Agent is permitted to sell any of the Pledged Collateral pursuant to Section 11.1, upon the written request of the Administrative Agent, the Company:

                     (i) unless in the opinion of counsel for the Secured Parties such registration is not required, will use its best efforts to cause to become effective under the Securities Act of 1933, as amended and as from time to time in effect and the rules and regulations thereunder (the "Securities Act"), a registration statement or statements relating to any or all of the Pledged Collateral and will use its best efforts to keep effective each such registration and cause to be filed such post-effective amendment or amendments to each such registration statement (including any amended or supplemented prospectuses required by the Securities Act) as may be appropriate to permit the sale or other disposition of any of the Pledged Collateral pursuant to this Agreement at such time and on such terms as the Secured Parties may determine;

                     (ii) will use best efforts to cause to be furnished to the Administrative Agent such number of copies as the Administrative Agent may reasonably request of each preliminary prospectus and prospectus, will promptly notify the Administrative Agent of the happening of any event as a result of which any then effective prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of then existing circumstances and will use best efforts to cause the Administrative Agent to be furnished with such number of copies as the Administrative Agent may reasonably request of such supplement to or amendment of such prospectus as is necessary to eliminate such untrue statement or supply such omission;

                     (iii) will use best efforts to cause each Issuer to and will itself to the extent permitted by law, indemnify, defend and hold harmless the Secured Parties, and each of them, from and against all losses, liabilities, expenses or claims (including legal expenses and the reasonable costs of investigation) which any Secured Party may incur, under the Securities Act or otherwise, insofar as such losses, liabilities, expenses or claims arise out of or are based upon any alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto) or in any preliminary prospectus or prospectus (or any amendment or supplement thereto), or arise out of or are based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except to the extent that any such losses, liabilities, expenses or claims arise solely out of or are based upon any such alleged untrue statement made or such alleged omission to state a material fact with respect to information furnished by a Secured Party and included in any such document on the written authority of the Administrative Agent;

                     (iv) will use its best efforts to have qualified, filed or registered any of the Pledged Collateral under the "Blue Sky" or other securities laws of such jurisdictions as may be reasonably requested by the Administrative Agent and will use best efforts to cause to be kept effective all such qualifications, filings and registrations;

                     (v) will, if the offering pursuant to any registration statement is, at the written request of the Administrative Agent, to be made through underwriters, itself, if requested by such underwriters, enter, and use best efforts to cause the Issuer to enter, into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act to the same extent as hereinbefore provided with respect to the indemnification of the Secured Parties;

                     (vi) will provide (if available) at its expense, provided such insurance is available at commercially reasonable rates, a policy or policies of such insurer or insurers satisfactory to the Secured Parties, in substance indemnifying and holding harmless to the extent of 100% of the contemplated aggregate public offering price of the Pledged Collateral, each Secured Party, each underwriter who may be participating in such sale, and each other person referred to as being insured under such policy or policies, from and against any and all losses, liabilities, claims, damages and expenses, joint or several, to which any of the assured may become subject under the Securities Act, or any other statute or common law, arising out of or based on the ground that any preliminary prospectus, prospectus or registration statement relating to such sale includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                     (vii) will use best efforts to take or cause to be taken all requisite action in connection with any declaration of, registration with, or approval of any other governmental official or authority (in addition to that provided for above) before such Pledged Collateral may be transferred or sold by the Administrative Agent;

                     (viii) will use best efforts to cause the Administrative Agent to be kept advised in writing as to the progress of each registration, qualification or compliance pursuant to clauses (i), (iv) or (vii) above and as to the completion thereof;

                     (ix) will do any and all other acts and things which may be reasonably necessary or advisable to enable the Administrative Agent to consummate any proposed sale or other disposition of any of the Pledged Collateral pursuant to this Agreement; and

                     (x) will bear all costs and expenses of carrying out its obligations hereunder. The Company agrees that promptly upon the written request of the Administrative Agent it will use its best efforts to cause to be withdrawn from registration or, if the registration statement has been declared effective, to be deregistered any of the Pledged Collateral the Administrative Agent requests be withdrawn or deregistered.

           (b) The Company agrees that the Secured Parties shall have the right, at any time when in the Administrative Agent's sole and exclusive judgment exercised in good faith, the Administrative Agent is, or might be deemed to be, a controlling person of the Issuer (i) to participate in the preparation of such registration statement and to require the insertion therein of material which in its judgment, as aforesaid, should be included;
(ii) at the Company's expense, to retain counsel and/or independent public accountants to assist them in such participation; and (iii) at the Company's expense, to receive an opinion or opinions of counsel and a letter or letters from independent public accountants, addressed to the Secured Parties, to the same effect as any such opinion and letter delivered to the Company, the Issuer or any underwriter in connection with such registration and sale. If any such registration statement refers to the Secured Parties by name or otherwise, then, the Secured Parties shall have the right to require (A) the insertion therein of language, in form and substance satisfactory to it, to the effect that its relationship to the Company or the Issuer is not to be construed as a recommendation by any Secured Party of the investment quality of the Issuer's securities covered thereby and does not imply that they will assist in meeting any future financial requirements of the Company or the Issuer, or (B) in the event that such reference to it by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to it.

           (c) The Company agrees that it will give the Administrative Agent prompt written notification of (i) the filing of any registration statement pursuant to Section 12 of the 1934 Act (a "1934 Act Registration Statement") relating to any class of equity securities of any Issuer, and
(ii) the effectiveness of such Registration Statement and the number of shares of such class of equity securities outstanding at the time such Registration Statement becomes effective, in order that the Administrative Agent may be in a position to file any required statements under the 1934 Act or the Securities Act. The Company further agrees that it will (A) at its expense, upon Administrative Agent's written request, use best efforts to cause the Issuer to file a 1934 Act Registration Statement relating to any class of equity securities of the Issuer then held by Administrative Agent; (B) use best efforts to cause the Issuer to file all reports required by Section 13 of the 1934 Act within the time periods specified therein or any extension thereof granted by the Securities and Exchange Commission pursuant to Rule 12b-25 or any other comparable rule under the 1934 Act; and
(C) use best efforts to cause the Issuer to furnish to Administrative Agent any information which the Secured Parties may reasonably require for the purpose of completing Form 144, or any other comparable form, in connection with any proposed sale by Administrative Agent pursuant to Rule 144 under the Securities Act, as then in effect, or any other comparable rule, of any of the Pledged Collateral.

           (d) In the event that any action required to be taken by Company under Subsection 11.4(a)(i), (ii), (iv), (vi), (vii) or (viii), or under Subsection 11.4(b)(i), (i) or (iii) or under Subsection 11.4(c) involves the incurring of costs and expenses by any Issuer, it is understood and agreed that Company shall not be required to take such action unless it shall have available to it funds in amounts sufficient to reimburse the Issuer for such costs and expenses to be incurred by the Issuer. Funds shall be deemed available to the Company for the foregoing purposes if the Secured Parties are willing to advance funds to the Company for such purposes on substantially the same terms and conditions as the loans evidenced by the Note; provided, however, the provisions of this paragraph shall not in any way constitute a commitment on the part of the Secured Parties to provide such funds.

           11.5 Private Sales. (a) Whether or not any of the Pledged Collateral has been effectively registered under the Securities Act of 1933 or other applicable laws, the Secured Parties may, in their sole and absolute discretion, sell all or any part of the Pledged Collateral at private sale in such manner and under such circumstances as Secured Parties may deem necessary or advisable.

                (b) Without limiting the generality of the foregoing, in any such event the Secured Parties, in their sole and absolute discretion:

                     (i) may proceed to make such private sale notwithstanding that a registration statement for the purposes of registering such Pledged Collateral or such part thereof shall have been filed under such Securities Act;

                     (ii) may approach and negotiate with a restricted number of potential purchasers to effect such sale; and

                     (iii) may restrict such sale to purchasers as to their number, nature of business and investment intention including, without limitation, to purchasers each of whom will represent and agree to the satisfaction of the Secured Parties that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral or any part thereof, it being understood that the Administrative Agent may require the Company, and the Company hereby agrees upon the written request of the Administrative Agent, to cause: (A) a legend or legends to be placed on the certificates to be delivered to such purchasers to the effect that the Pledged Collateral represented thereby have not been registered under the Securities Act and setting forth or referring to restrictions on the transferability of such securities; (B) the issuance of stop transfer instructions to the Issuer's transfer agent, if any, with respect to the Pledged Collateral, or, if the Issuer transfers its own securities, a notation in the appropriate records of the Issuer; (C) to be obtained from the purchasers a signed written agreement that the Pledged Collateral will not be sold without registration or other compliance with the requirements of the Securities Act; and
           (D) to be delivered to the purchasers a signed written agreement of the Company and the Issuer that such purchasers shall be entitled to the rights of the Secured Parties pursuant to this
           Section 11.

           (c) In the event of any such sale, the Company does hereby consent and agree that no Secured Party shall incur any responsibility or liability for selling all or any part of the Pledged Collateral at a price which the Secured Parties, in their sole and absolute discretion, may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were public and deferred until after registration as aforesaid. In such event, (A) the sale shall be deemed to be commercially reasonable in all respects, (B) the Company shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (C) no Secured Party shall incur any liability or responsibility to the Company in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. The Company recognizes that a ready market may not exist for Pledged Collateral which is not regularly traded on a recognized securities exchange, and that a sale by the Secured Parties of any such Pledged Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of Pledged Collateral or Pledged Collateral that is privately traded.

                11.6 Title of Purchasers. Upon consummation of any sale of Pledged Collateral pursuant to this Section 11, the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the Pledged Collateral sold absolutely free from any claim or right on the part of the Company, and the Company hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Administrative Agent shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by the Administrative Agent, and any Pledged Collateral so sold may be retained by the Administrative Agent until the sale price is paid in full by the purchaser or purchasers thereof. No Secured Party shall incur any liability in case any such purchaser or purchasers shall fail to pay for the Pledged Collateral so sold, and, in case of any such failure, the Pledged Collateral may be sold again upon like notice.

                11.7 Disposition of Proceeds of Sale. The cash proceeds resulting from the collection, liquidation, sale or other disposition of the Pledged Collateral shall be applied, first, to the reasonable costs and expenses (including reasonable attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Pledged Collateral, and the like; second, to the satisfaction of all Obligations, with application as to any particular Obligations to be in the order set forth in the Credit Agreement or other Loan Documents; and, third, to all other indebtedness secured hereby in such order and manner as Secured Parties in their sole and absolute discretion may determine.

           12. Rights Cumulative. The rights, powers and remedies provided herein in favor of the Administrative Agent shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other rights and remedies in favor of the Administrative Agent existing at law or in equity including, without limitation, all of the rights, powers and remedies available to a bank under the provisions of the Uniform Commercial Code as adopted in any appropriate jurisdiction. The Company shall indemnify and save harmless the Administrative Agent from and against any liability or damage which it may incur in the exercise and performance of any of its rights, powers and remedies set forth herein.

           13. No Waiver, Etc. No delay on the part of the Administrative Agent in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Administrative Agent and the Company.

           14. Obligations Absolute. The obligations of the Company hereunder shall remain in full force and effect without regard to, and shall not be impaired by: (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Company or the Issuer; (b) any exercise or non-exercise, or any waiver, by any Secured Party of any rights, remedy, power or privilege under or in respect of the Obligations, the Credit Agreement or any Note, or any security for any of the Obligations (other than this Agreement); or (c) any amendment to or modification of the Obligations, the Credit Agreement or any Note or any security for any of the Obligations (other than this Agreement); whether or not the Company shall have notice or knowledge of any of the foregoing.

           15. Release of Collateral. After the payment in full of all of the Obligations, the Administrative Agent shall promptly return to the Company all of the Pledged Collateral and all other property and cash which have not been used or applied toward the payment in full of the Obligations.

           16. Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other security or other agreement in connection with the Obligations, whether or not executed by the Company, but each and every term and condition hereof shall be in addition thereto.

           17. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

           18. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           19. Governing Law and Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of California; provided that the Secured Parties shall retain all rights arising under Federal law.

                (b) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the state of California or of the United States for the Central District of California, and by execution and delivery of this Agreement, each party hereto consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each party hereto or thereto irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement. Each party hereto or thereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by California law.

           20. Subscription Rights. No Secured Party shall be under any obligation to exercise or to give the Company notice of any subscription rights or privileges, any rights to exchange, convert or redeem or any other rights or privileges relating to any of the Pledged Collateral.

           21. Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto and thereto, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

           22. Attorneys' Fees. The Company shall reimburse the Secured Parties for all costs, expenses or disbursements (including reasonable attorneys' fees) incurred in exercise of any right, power or remedy conferred by this Agreement or in the enforcement hereof and such costs, expenses and disbursements shall be included in the Obligations secured hereunder.

           23. Amendment and Restatement of Existing Pledge Agreements. The parties hereto agree that this Agreement amends, restates and continues each of the Existing Pledge Agreements.

           IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the date first above written.


                               "Company"

                               TRACINDA CORPORATION

                               By:
                                  ----------------------------------
                               Name:
                                    --------------------------------
                               Title:
                                     -------------------------------


                               BANK OF AMERICA NATIONAL TRUST AND
                               SAVINGS ASSOCIATION, as
                                Administrative Agent


                               By:
                                  ----------------------------------
                                         Jon Varnell
                                       Managing Director


                    EXHIBIT A TO PLEDGE AGREEMENT
                    -----------------------------

             DESIGNATED STOCK CURRENTLY OWNED BY COMPANY
             -------------------------------------------



                              Number
Name of Issuer and              of          Type of      Stock
State of Incorporation        Shares        Shares     Cert. Nos.
----------------------        ------        ------     ----------

MGM GRAND, INC.
   a Delaware corporation    1,176,773      common     MGA - 5934
                             4,305,563      common     MGA - 5419
                             1,189,998      common     MGM - 2992
                             8,333,334      common     MGA - 2992
                                   500      common     MGA - 0637
                            16,720,691      common     MGA - 0638
                            ==========

                  Total     31,720,859      common


CHRYSLER CORPORATION
   a Delaware corporation   99,072,000      common     BISD Account
                                                        #77001519.
                                                        #

P & F ACQUISITION CORP.
   a Delaware corporation   200,000         common         1

P & F ACQUISITION CORP.
   a Delaware corporation   450,000         Series A
                                            Cumulative
                                            Convertible
                                            Preferred      1



                                                             EXHIBIT E
                                                             ---------

                            FORM OF NOTE
                            ------------

$_________________                                    October 30, 1996

    FOR VALUE RECEIVED, the undersigned, TRACINDA CORPORATION (the "Company"), hereby promises to pay to the order of __________________ _______________________ (the "Bank"), on the Maturity Date (as
defined in the Credit Agreement referred to below) the principal amount of Loans (as defined in the Credit Agreement referred to below) payable by the Company to the Bank on such Maturity Date under that certain Second Amended and Restated Credit Agreement dated as of October 30, 1996 (as extended, renewed, amended or restated from time to time, the "Agreement") among Tracinda Corporation, a Nevada corporation (the "Company"), the banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent; terms defined therein being used herein as therein defined.

    The Company promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Credit Agreement.

    All payments of principal and interest shall be made to the Administrative Agent for the account of the Bank in United States dollars in immediately available funds at Administrative Agent's Payment office.

    If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

    This Note is one of the "Notes" referred to in the Credit Agreement. Reference is hereby made to the Credit Agreement for rights and obligations of payment and prepayment, events of default and the right of the Bank to accelerate the maturity hereof upon the occurrence of such events. This
Note is secured by and entitled to the benefits of the Collateral Documents.

    The Company, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

    The Company agrees to pay all collection expenses, court costs and reasonable attorneys' fees (including the allocated cost of inhouse counsel) and disbursements (whether or not litigation is commenced) which may be incurred in connection with the collection or enforcement of this Note.

    THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                       TRACINDA CORPORATION

                       By:
                          ------------------------------------------
                       Title:
                             ---------------------------------------



                                                             EXHIBIT F
                                                             ---------

              FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE
              -------------------------------------------

                                                     ___________, 19__
TO: Bank of America National Trust
         and Savings Association, as Administrative Agent


    Reference is made to that certain First Amended and Restated Credit Agreement dated as of October 30, 1996 among Tracinda Corporation, a Nevada corporation (the "Company"), the banks from time to time party thereto, and Bank of America National Trust and Savings Association, as Administrative Agent (as extended, renewed, amended or restated from time to time, the "Agreement;" the terms defined therein being used herein as therein defined).

         1. We hereby give you notice of, and request your consent to, the assignment by_________________(the "Assignor") to __________________ (the
"Assignee") of ____% of the right, title and interest of the Assignor in and to the Loan Documents, including without limitation the right, title and interest of the Assignor in and to the Commitment of the Assignor, and all outstanding Loans and Letter of Credit Obligations made by the Assignor. Before giving effect to such assignment:

         (a)  the aggregate amount of the Assignor's Commitment is $ _______;

         (b) the aggregate principal amount of its outstanding Loans and L/C Advances is $_________; and

         (c) the aggregate principal amount of its participation in L/C Obligations is $__________.

         2. The Assignee hereby represents and warrants that it has complied with the requirements of Section 11.08 of the Credit Agreement in connection with this assignment.

         3. The Assignee agrees that, upon receiving your consent to such assignment and from and after ____________ , the Assignee will be bound by the terms of the Loan Documents, with respect to the interest in the Loan Documents assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Loan Documents.

         4.  The following administrative details apply to the Assignee:

              (a)  Designated Offshore Market Office:

               Assignee name: _______________________
               Address: _____________________________
               Attention: ___________________________
               Telephone:  (___) ____________________
               Telecopier:  (___) ___________________
               Telex (Answerback): __________________

              (b)  Domestic Lending Office:

               Assignee name: _______________________
               Address: _____________________________


               Attention: ___________________________
               Telephone:  (___) ____________________
               Telecopier:  (___) ___________________
               Telex (Answerback):___________________

              (c)  Notice Address:

               Assignee name: _______________________
               Address: _____________________________
                        _____________________________
                        _____________________________
               Attention: ___________________________
               Telephone:  (___) ____________________
               Telecopier:  (___) ___________________
               Telex (Answerback):___________________

              (d)  Payment Instructions:

               Account No.: _________________________
                       At: __________________________
                           __________________________
                           __________________________
                      Ref.: _________________________
                 Attention: _________________________

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                   Very truly yours,

                   [Name of Assignor]

                   By:
                      ------------------------------
                   Title:
                         ---------------------------
                   [Name of Assignee]

                   By:
                      ------------------------------
                   Title:
                         ---------------------------

We hereby consent to the
foregoing assignment.

TRACINDA CORPORATION


By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------


BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION,
  as Administrative Agent
  and Issuing Bank


By:
   --------------------------
Title:
      -----------------------


======================================================================

                      FIRST AMENDED AND RESTATED
                           CREDIT AGREEMENT



                     Dated as of October 30, 1996


                                 among


                         TRACINDA CORPORATION


                    BANK OF AMERICA NATIONAL TRUST
                       AND SAVINGS ASSOCIATION,
                        as Administrative Agent
                   and Letter of Credit Issuing Bank



                    COMMERZBANK AKTIENGESELLSCHAFT
                                  and
                           BANK OF SCOTLAND
                             as Co-Agents


                                  and


                             THE FINANCIAL
                       INSTITUTIONS PARTY HERETO

[GRAPHIC OMITTED]

======================================================================



                           TABLE OF CONTENTS


Section                                                        Page
-------                                                        ----

SECTION 1.......................................................  1
DEFINITIONS.....................................................  1
      1.01  Certain Defined Terms...............................  1
      1.02  Other Interpretive Provisions....................... 17
      1.03  Accounting Principles............................... 18

SECTION 2....................................................... 19
THE CREDITS..................................................... 19
      2.01  The Revolving Credit................................ 19
      2.02  Loan Accounts....................................... 19
      2.03  Procedure for Borrowing............................. 20
            (a)  Notice of Borrowing and Borrowing Base and
                 Compliance Certificate......................... 20
            (b)  Hostile Acquisitions or Control Stock
                 Acquisitions................................... 20
            (c)  Credit Extensions Requiring Collateral......... 21
            (d)  Making Funds Available......................... 21
            (f)  Limitation on Interest Periods................. 22
      2.04  Conversion and Continuation Elections............... 22
      2.05  Voluntary Termination or Reduction of Commitments... 23
      2.06  Optional Prepayments................................ 23
      2.07  Mandatory Prepayments; Mandatory Commitment
            Reductions; Collateral Requirements................. 24
            (a)  Credit Extensions in Excess of Borrowing Base.. 24
            (b)  Credit Extensions of $50,000,000 or More....... 24
            (c)  Credit Extensions Exceeding Pledged
                 Borrowing Base................................. 24
            (d)  Commitment Reduction Upon Dispositions......... 25
            (e)  Commitment Reduction Upon Disability of
                 Kirk Kerkorian ................................ 25
            (f)  Compliance with Margin Regulations............. 26
            (g)  Funding Losses................................. 26
            (h)  Pledging Collateral............................ 26
      2.08  Repayment........................................... 26
      2.09  Interest............................................ 26
      2.10  Commitment Fee...................................... 27
      2.11  Computation of Fees and Interest.................... 28
      2.12  Payments by the Company............................. 28
      2.13  Payments by the Banks to the Administrative Agent... 29
      2.14  Sharing of Payments, Etc............................ 29
      2.15  Compliance with the Margin Regulations.............. 30
            (a)  Treatment of Credit Extensions for Purposes of
                 the Margin Regulations......................... 30
            (b)  Allocation of Benefits of Security:
                 Margin Stock................................... 30
            (c)  Allocation of Benefits of Security: Assets
                 Other Than Margin Stock........................ 31
            (d)  Record Keeping................................. 31
            (e)  Payments and Prepayments....................... 32

SECTION 3....................................................... 33
THE LETTERS OF CREDIT........................................... 33
      3.01  The Letter of Credit Subfacility.................... 33
      3.02  Issuance, Amendment and Renewal of Letters of Credit 34
      3.03  Risk Participations, Drawings and Reimbursements.... 37
      3.04  Repayment of Participations......................... 38
      3.05  Role of the Issuing Bank............................ 39
      3.06  Obligations Absolute................................ 40
      3.07  Cash Collateral Pledge.............................. 41
      3.08  Letter of Credit Fees............................... 41
      3.09  Uniform Customs and Practice........................ 42

SECTION 4....................................................... 42
TAXES, YIELD PROTECTION AND ILLEGALITY.......................... 42
      4.01  Taxes............................................... 42
      4.02  Illegality.......................................... 43
      4.03  Increased Costs and Reduction of Return............. 44
      4.04  Funding Losses...................................... 45
      4.05  Inability to Determine Rates........................ 45
      4.06  Reserves on Offshore-Rate Loans..................... 46

SECTION 5....................................................... 46
CONDITIONS PRECEDENT............................................ 46
      5.01  Conditions of Initial Credit Extensions............. 46
            (a)  Credit Agreement and Notes..................... 46
            (b)  Resolutions; Incumbency........................ 47
            (c)  Organization Documents; Good Standing.......... 47
            (d)  Form U-1....................................... 47
            (e)  Opinion of Counsel............................. 47
            (f)  Certificate.................................... 47
            (g)  Other Documents................................ 48
      5.02  Conditions to All Credit Extensions................. 48
            (a)  Notice of Borrowing............................ 48
            (b)  Borrowing Base and Compliance Certificate...... 48
            (c)  Continuation of Representations and Warranties. 48
            (d)  No Existing Default............................ 48
            (e)  Compliance With Margin Regulations............. 49
            (f)  Collateral Requirements........................ 49
            (g)  Additional Evidence............................ 49

SECTION 6....................................................... 50
REPRESENTATIONS AND WARRANTIES.................................. 50
      6.01  Corporate Existence................................. 50
      6.02  Corporate Power; Authorization; Enforceable
            Obligations......................................... 50
      6.03  No Legal Bar to Loans............................... 50
      6.04  No Material Litigation.............................. 51
      6.05  No Default.......................................... 51
      6.06  Ownership of Property; Liens........................ 51
      6.07  Taxes............................................... 52
      6.08  ERISA............................................... 52
      6.09  Financial Condition................................. 52
      6.10  Federal Reserve Regulations......................... 53
      6.11  Environmental Matters............................... 53
      6.12  Regulated Entities.................................. 53
      6.13  Collateral Documents................................ 53
      6.14  Full Disclosure..................................... 53

SECTION 7....................................................... 54
AFFIRMATIVE COVENANTS........................................... 54
      7.01  Use of Proceeds of Loans............................ 54
      7.02  Payment of Obligations.............................. 54
      7.03  Notice.............................................. 54
      7.04  Records............................................. 54
      7.05  Information Furnished............................... 55
      7.06  Maintenance of Corporate Existence.................. 56
      7.07  Tangible Net Worth.................................. 56
      7.08  Insurance........................................... 56
      7.09  Margin Regulation Compliance........................ 56
      7.10  Inspection of Property and Books and Records........ 56
      7.11  Environmental Laws.................................. 57
      7.12  Release of Collateral............................... 57
      7.13  Designation of Designated Stock..................... 57
      7.14  Further Assurances.................................. 57

SECTION 8....................................................... 58
NEGATIVE COVENANTS.............................................. 58
      8.01  Encumbrances and Liens.............................. 58
      8.02  Indebtedness........................................ 59
      8.03  Liquidation or Merger............................... 59
      8.04  Loans and Guaranties................................ 59
      8.05  Disposal of Assets.................................. 59
      8.06  Retirement of Stock................................. 59
      8.07  Payment of Dividends................................ 60
      8.08  Default Under Other Agreements or Contracts......... 60
      8.09  ERISA Plans......................................... 60
      8.10  Hostile Acquisitions and Control Stock Acquisitions. 60
      8.11  Borrowing Base...................................... 61
      8.12  Accounting Changes.................................. 61

SECTION 9....................................................... 61
EVENTS OF DEFAULT............................................... 61
      9.01  Event of Default.................................... 61
            (a)  Non-Payment.................................... 61
            (b)  Performance under Agreements................... 61
            (c)  Performance under Sections Section 7.03,
                 7.07 and 8.01 through 8.08, inclusive,
                 and Section 8.12............................... 61
            (d)  Insolvency; Voluntary Proceedings.............. 61
            (e)  Involuntary Proceedings........................ 62
            (f)  Representation and Warranties.................. 62
            (g)  Legal Process.................................. 62
            (h)  Appropriation of Property...................... 62
            (i)  Stock Ownership................................ 62
            (j)  Violation of Margin Regulations................ 63
            (k)  Collateral..................................... 63
      9.02  Remedies............................................ 63
      9.03  Rights Not Exclusive................................ 64

SECTION 10...................................................... 64
THE ADMINISTRATIVE AGENT........................................ 64
      10.01 Appointment and Authorization;
           "Administrative Agent"............................... 64
      10.02 Delegation of Duties................................ 65
      10.03 Liability of Administrative Agent................... 65
      10.04 Reliance by Administrative Agent.................... 65
      10.05 Notice of Default................................... 66
      10.06 Credit Decision; Compliance with Margin Regulations. 66
      10.07 Indemnification of Administrative Agent............. 67
      10.08  Administrative Agent in Individual Capacity........ 67
      10.09 Collateral Matters.................................. 68
      10.10 Successor Administrative Agent...................... 68
      10.11 Withholding Tax..................................... 69

SECTION 11...................................................... 71
MISCELLANEOUS................................................... 71
      11.01 Amendments and Waivers.............................. 71
      11.02 Notices............................................. 72
      11.03 No Waiver; Cumulative Remedies...................... 73
      11.04 Costs and Expenses.................................. 73
      11.05 Company Indemnification............................. 74
      11.06 Payments Set Aside.................................. 74
      11.07 Successors and Assigns.............................. 75
      11.08 Assignments, Participations, etc.................... 75
      11.09 Confidentiality..................................... 77
      11.10 Set-off............................................. 77
      11.11 Notification of Addresses, Lending Offices, Etc..... 78
      11.12 Counterparts........................................ 78
      11.13 Severability........................................ 78
      11.14 No Third Parties Benefited.......................... 78
      11.15 Governing Law and Jurisdiction...................... 78
      11.16 Waiver of Jury Trial................................ 79
      11.17 Entire Agreement.................................... 79
      11.18 Amendment and Restatement........................... 79

Section                                                           Page
-------                                                           ----

EXHIBITS
--------

   A  Notice of Borrowing
   B  Notice of Conversion/Continuation
   C  Borrowing Base and Compliance Certificate
   D  Pledge Agreement
   E  Form of Note
   F  Assignment and Acceptance

SCHEDULES
---------

   2.01     Commitments
  11.02     Addresses



                      FIRST AMENDED AND RESTATED
                           CREDIT AGREEMENT



                     Dated as of October 30, 1996



                                 among



                         TRACINDA CORPORATION



                    BANK OF AMERICA NATIONAL TRUST
                       AND SAVINGS ASSOCIATION,

                        as Administrative Agent
                   and Letter of Credit Issuing Bank



                                  and



                             THE FINANCIAL
                       INSTITUTIONS PARTY HERETO



                          FIRST AMENDMENT TO
                          ------------------
             FIRST AMENDED AND RESTATED CREDIT AGREEMENT,
             --------------------------------------------
                          CONSENT AND WAIVER
                          ------------------


            THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT, CONSENT AND WAIVER (this "First Amendment") is dated as of January 14, 1997 and is entered into by and among TRACINDA CORPORATION, a Nevada corporation (the "Company"), the several financial institutions party hereto (the "Banks"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent for the Banks ("Administrative Agent") and Letter of Credit Issuing Bank, and amends the First Amended and Restated Credit Agreement dated as of October 30, 1996, among the Company, the Banks, the Letter of Credit Issuing Bank and the Administrative Agent (the "Agreement")

                               RECITALS

            A. By letter dated December 24, 1996 the Company notified the Administrative Agent that it desires to contribute approximately 950,000 shares of Chrysler Corporation common stock now held as Collateral and having a market value of approximately $31,500,000, to a group of about 20 charitable organizations. The Company asked that the Administrative Agent and the Banks consent to the release of such Collateral.

            B. Separately, the Company has requested an amendment to the Agreement to permit the Company to deliver funds owing to the Administrative Agent by 1:00 p.m. on any given Business Day instead of 11:00 a.m.

            C. The parties also desire to delete all references to Co-Agents in the Agreement.

            D. The Banks, the Administrative Agent, the Collateral Agent and the Issuing Bank are willing to so consent to such release, waive Section
8.05 of the Agreement (Disposal of Assets) to permit the distribution of such shares to charitable organizations for no consideration, and to amend the Agreement on the terms and conditions set forth herein.

            NOW, THEREFORE, the parties hereto agree as follows:

            1. Terms. All capitalized terms used herein have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

            2. Amendments. The parties hereto agree that the Agreement is amended as follows:

            2.1 Section 2.12 of the Agreement is amended by deleting "11:00 a.m. (San Francisco time)" wherever it appears and inserting "1:00 p.m. (San Francisco time)" in lieu thereof.

            2.2 All references to "Co-Agent" or "Co-Agents" on the cover page and in Section 10.01 of the Agreement and the signature pages to the Agreement are hereby deleted. A replacement cover page is attached hereto.

            3. Consent to Release of Chrysler Corporation Stock; Waiver. Pursuant to Section 10.09(b)(vi) of the Agreement, the Banks hereby consent to the release of not more than 1,000,000 shares of Chrysler Corporation common stock held as Collateral. The exact number of shares shall be communicated by the Company to the Administrative Agent at the time it requests such release. There shall be no Commitment reduction or prepayment of Loans required in connection with this release. Upon such release, Exhibit A to the Pledge Agreement shall be deemed amended to reflect such release, and the Administrative Agent shall distribute a revised Exhibit A to the Banks. The Banks authorize and direct the Administrative Agent to accomplish the foregoing upon the request of the Company. The Banks and the Administrative Agent hereby waive Section 8.05 of the Agreement to permit the Company's disposition of such shares to charitable organizations for no consideration.

            4. Representations and Warranties. The Company represents and warrants to the Banks and the Administrative Agent that:

            4.1 Authorization. The execution, delivery and performance of this First Amendment by the Company has been duly authorized by all necessary corporate action by the Company and has been duly executed and delivered by the Company.

            4.2 Binding Obligation. This First Amendment is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent enforceability thereof may be limited by applicable law relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by the application of general principles of equity.

            4.3 Incorporation of Certain Representations. The representations and warranties set forth in Section 6 of the Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

            4.5 Default. No Default or Event of Default under the Agreement has occurred and is continuing.

            5.    Miscellaneous.

            5.1 Effectiveness of the Agreements. Except as hereby amended, the Agreement shall remain in full force and effect.

            5.2 Waivers. This First Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

            5.3 Counterparts. This First Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This First Amendment shall not become effective until the Company, the Banks and the Administrative Agent shall have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Administrative Agent.

            5.4 Jurisdiction. This First Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of California.

            IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                                    TRACINDA CORPORATION


                                    By:
                                       -----------------------------
                                    Title:
                                          --------------------------


                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION,
                                    as Administrative Agent


                                    By:
                                       -----------------------------
                                              Patrick Carroll
                                              Vice President


                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION, as Issuing
                                     Bank and a Bank


                                    By:
                                       -----------------------------
                                                Jon Varnell
                                             Managing Director


                                    SOCIETE GENERALE


                                    By:
                                       -----------------------------
                                    Title:
                                          --------------------------


                                    COMMERZBANK AKTIENGESELLSCHAFT


                                    By:
                                       -----------------------------
                                    Title:
                                          --------------------------


                                    BANK OF SCOTLAND


                                    By:
                                       -----------------------------
                                    Title:
                                          --------------------------


                                    THE BANK OF NOVA SCOTIA


                                    By:
                                       -----------------------------
                                    Title:
                                          --------------------------



                       SECOND AMENDMENT TO FIRST
                 AMENDED AND RESTATED CREDIT AGREEMENT
                              AND WAIVER


            THIS SECOND AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER (this "Second Amendment") is dated as of April 8, 1997 and is entered into by and among TRACINDA CORPORATION, a Nevada corporation (the "Company"), the several financial institutions party hereto (the "Banks"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent for the Banks (the "Administrative Agent") and Letter of Credit Issuing Bank, and amends the First Amended and Restated Credit Agreement dated as of October 30, 1996, among the Company, the Banks, the Letter of Credit Issuing Bank and the Administrative Agent, as amended by a First Amendment to Amended and Restated Credit Agreement, Consent and Waiver dated as of January 14, 1997 (as so amended, the "Agreement")

                                   RECITALS

            A. On November 20, 1996 and January 29, 1997, as permitted by the Agreement, the Company disposed of certain shares of Chrysler common stock pledged as Collateral pursuant to the Pledge Agreement. In connection therewith, the Company made prepayments of $33,000,000 and $25,000,000, respectively. Section 2.07(d)(i) of the Agreement requires that prepayments first be applied to interest and then to principal. The entirety of the November 20, 1996 prepayment was applied towards a prepayment of the outstanding principal amount of the Loans, and the Commitments were reduced by such amount. The January 29, 1997 prepayment was applied as provided in
Section 2.07(d)(i) of the Agreement, and the Commitments were reduced by the amount applied towards the prepayment of principal.

            B. The Company has asked the Administrative Agent and the Banks to waive Section 2.07(d)(i) of the Agreement (a) to ratify the application of the November 20, 1996 prepayment and (b) to change the application of the January 29, 1997 prepayment to apply the entirety of such prepayment to principal and a reduction of the Commitments, effective as of January 29, 1997. In addition, the Company has requested that the Agreement be amended to permit this type of allocation at all times.

            C. The Banks, the Administrative Agent, the Collateral Agent and the Issuing Bank are willing to waive Section 2.07(d)(i) of the Agreement to ratify the application of the November 20, 1996 prepayment as aforesaid and to change the application of the January 29, 1997 prepayment as aforesaid, effective as of January 29, 1997, and to so amend the Agreement, on the terms and conditions set forth herein.


            NOW, THEREFORE, the parties hereto agree as follows:

            1. Terms. All capitalized terms used herein have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

            2. Amendments. The parties hereto agree that the Agreement is amended as follows:

            2.1 The definition of "Interest Payment Date" in Section 1.01 of the Agreement is amended and restated in its entirety as follows:

                  "'Interest Payment Date' means (a) as to any Offshore Rate
            Loan, the last day of each Interest Period applicable to such Offshore Rate Loan; (b) as to accrued interest on any prepaid Offshore Rate Loan, and any amounts required pursuant to Section
            4.04 in connection with any such prepayment, the 10th day of each January, April, July, and October next following the date such Offshore Rate Loan was prepaid, (c) as to any Base Rate Loan, the 10th day of each January, April, July, and October, and (d) as to all Loans, the Maturity Date and any earlier date as such Loan is due by reason of acceleration."

            2.2 The last sentence of Section 2.06 of the Agreement is amended and restated in its entirety as follows:

            "If such notice is given by the Company, the amount specified therein shall be due and payable on the date specified therein. Accrued interest on prepaid Loans and any amounts required pursuant to Section 4.04 in connection with any prepayment of Offshore Rate Loans shall be due and payable on the next applicable Interest Payment Date."

            2.3 Section 2.07(d)(i) of the Agreement is amended by deleting the following last sentence thereof: "Prepayments of Loans shall be applied first to interest then to principal."

            2.4 Section 2.07(g) of the Agreement is amended and restated in its entirety as follows:

                  "(g)  Funding Losses; Interest on Loans.  Accrued interest on prepaid Loans and any amounts required pursuant to Section
            4.04 in connection with any prepayment of Offshore Rate Loans shall be due and payable on the next applicable Interest Payment Date."

            3. Waiver. The Banks and the Administrative Agent hereby waive Section 2.07(d)(i) of the Agreement (a) to ratify the application of the November 20, 1996 prepayment as set forth in Recital A to this Second Amendment and (b) to change the application of the January 29, 1997 prepayment to apply the entirety of such prepayment to principal and a reduction of the Commitments, effective as of January 29, 1997. This waiver is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude other or further exercise hereof or the exercise of any other right, power or privilege, nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, or constitute a waiver of any default of the same or of any other term or provision.

            4. Representations and Warranties. The Company represents and warrants to the Banks and the Administrative Agent that:

            4.1 Authorization. The execution, delivery and performance of this Second Amendment by the Company has been duly authorized by all necessary corporate action by the Company and has been duly executed and delivered by the Company.

            4.2 Binding Obligation. This Second Amendment is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent enforceability thereof may be limited by applicable law relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by the application of general principles of equity.

            4.3 Incorporation of Certain Representations. The representations and warranties set forth in Section 6 of the Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

            4.5 Default. Except as waived hereby, no Default or Event of Default under the Agreement has occurred and is continuing.

            5.    Miscellaneous.

            5.1 Effectiveness of the Agreements. Except as hereby amended, the Agreement shall remain in full force and effect.

            5.2 Waivers. This Second Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

            5.3 Counterparts. This Second Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Second Amendment shall not become effective until the Company, the Banks and the Administrative Agent shall have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Administrative Agent.

            5.4 Jurisdiction. This Second Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of California.

            IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                    TRACINDA CORPORATION


                                    By:
                                       -----------------------------
                                    Title:
                                          --------------------------


                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION,
                                    as Administrative Agent


                                    By:
                                       -----------------------------
                                              Janice Hammond
                                              Vice President


                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION, as Issuing
                                     Bank and a Bank


                                    By:
                                       -----------------------------
                                                Jon Varnell
                                             Managing Director


                                    SOCIETE GENERALE


                                    By:
                                       -----------------------------
                                    Title:
                                          --------------------------


                                    COMMERZBANK AKTIENGESELLSCHAFT


                                    By:
                                       -----------------------------
                                    Title:
                                          --------------------------


                                    BANK OF SCOTLAND


                                    By:
                                       -----------------------------
                                    Title:
                                          --------------------------


                                    THE BANK OF NOVA SCOTIA


                                    By:
                                       -----------------------------
                                    Title:
                                          --------------------------



                       THIRD AMENDMENT TO FIRST
                 AMENDED AND RESTATED CREDIT AGREEMENT


          THIS THIRD AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this "Third Amendment") is dated as of July 2, 1997 and is entered into by and among TRACINDA CORPORATION, a Nevada corporation (the "Company"), the several financial institutions party hereto (the "Banks"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent for the Banks (the "Administrative Agent") and Letter of Credit Issuing Bank, and amends the First Amended and Restated Credit Agreement dated as of October 30, 1996, among the Company, the Banks, the Letter of Credit Issuing Bank and the Administrative Agent, as amended by a First Amendment to Amended and Restated Credit Agreement, Consent and Waiver dated as of January 14, 1997 and a Second Amendment to Amended and Restated Credit Agreement and Waiver dated as of April 8, 1997 (as so amended, the "Agreement").

                               RECITALS

          The Company has requested, and the Banks, the Administrative Agent, the Collateral Agent and the Issuing Bank have agreed, to increase the Commitments to $1,732,000,000 on the terms and conditions set forth herein.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Terms. All capitalized terms used herein have the same meanings as in the Agreement unless otherwise defined herein.

          2. Amendments. The parties hereto agree that the Agreement is amended as follows:

          2.1 Schedule 2.01 to the Agreement is amended and restated in its entirety as set forth on Schedule 2.01 hereto.

          3. Representations and Warranties. The Company represents and warrants to the Banks and the Administrative Agent that:

          3.1 Authorization. The execution, delivery and performance of this Third Amendment by the Company has been duly authorized by all necessary corporate action by the Company and has been duly executed and delivered by the Company.

          3.2 Binding Obligation. This Third Amendment is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent enforceability thereof may be limited by applicable law relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by the application of general principles of equity.

          3.3 Incorporation of Certain Representations. The representations and warranties set forth in Section 6 of the Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

          3.5 Default. No Default or Event of Default under the
Agreement, as hereby amended, has occurred and is continuing.

          4. Miscellaneous.

          4.1 Effectiveness of the Agreements. Except as hereby amended, the Agreement shall remain in full force and effect.

          4.2 Counterparts. This Third Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Third Amendment shall not become effective until the Company, all of the Banks and the Administrative Agent shall have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Administrative Agent.

          4.3 Jurisdiction. This Third Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of California.

          IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                    TRACINDA CORPORATION


                                    By:
                                       -----------------------------
                                    Title:
                                          --------------------------


                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION,
                                    as Administrative Agent


                                    By:
                                       -----------------------------
                                              Janice Hammond
                                              Vice President


                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION, as Issuing
                                    Bank and a Bank


                                    By:
                                       -----------------------------
                                                Jon Varnell
                                             Managing Director


                                    SOCIETE GENERALE


                                    By:
                                       -----------------------------
                                    Title:
                                          --------------------------


                                    THE BANK OF NOVA SCOTIA


                                    By:
                                       -----------------------------
                                    Title:
                                          --------------------------


                                    COMMERZBANK AKTIENGESELLSCHAFT


                                    By:
                                       -----------------------------
                                    Title:
                                          --------------------------


                                    BANK OF SCOTLAND


                                    By:
                                       -----------------------------
                                    Title:
                                          --------------------------


                             SCHEDULE 2.01

                              COMMITMENTS
                          AND PRO RATA SHARES

                                Until              After            Pro
                               1/31/98            1/31/98           Rata
         Bank                 Commitment         Commitment         Share
         ----                 ----------         ----------         -----

Bank of America National
Trust and Savings
Association                 $1,004,937,499       $957,359,627      58.0218%


Societe Generale               319,541,667        304,413,251      18.4493%


Commerzbank, A.G.              157,447,917        149,993,685       9.0905%


The Bank of Nova Scotia        157,447,917        149,993,685       9.0905%


Bank of Scotland                92,625,000         88,239,752       5.3479%
                            --------------     --------------     ---------



TOTAL                       $1,732,000,000     $1,650,000,000     100.0000%
                            ==============     ==============     =========